                                                    EXHIBIT 4.4




                                  $110,000,000

                                CREDIT AGREEMENT


                                   DATED AS OF
                                 APRIL 11, 1995


                                      AMONG


                          MORRISON KNUDSEN CORPORATION,
                             A DELAWARE CORPORATION,

                                       AND

                          MORRISON KNUDSEN CORPORATION,
                              AN OHIO CORPORATION,

                                  AS BORROWERS


            THE BANKS AND OTHER FINANCIAL INSTITUTIONS LISTED HEREIN

                                   AS LENDERS


                               MELLON BANK, N.A.,
                             AS ADMINISTRATIVE AGENT

                                       AND

                              MELLON BANK, N.A. AND
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                  AS CO-AGENTS

                                TABLE OF CONTENTS
                                                                            Page

     ARTICLE I    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .   2
          1.1.    Definitions. . . . . . . . . . . . . . . . . . . . . . . .   2
          1.2.    Accounting Terms and Determinations. . . . . . . . . . . .  17
          1.3.    General Construction . . . . . . . . . . . . . . . . . . .  17

     ARTICLE II   AMOUNT AND TERMS OF THE LOANS. . . . . . . . . . . . . . .  17
          2.1.    The Loans. . . . . . . . . . . . . . . . . . . . . . . . .  17
          2.2.    Notice of Borrowing. . . . . . . . . . . . . . . . . . . .  17
          2.3.    Notice to Lenders; Funding of Loans. . . . . . . . . . . .  18
          2.4.    Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          2.5.    Maturity of Loans. . . . . . . . . . . . . . . . . . . . .  19
          2.6.    Interest Rates . . . . . . . . . . . . . . . . . . . . . .  19
          2.7.    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                  (a)    Closing Fee . . . . . . . . . . . . . . . . . . . .  20
                  (b)    Administrative Agent's Fee. . . . . . . . . . . . .  20
                  (c)    Bank of America's Fee . . . . . . . . . . . . . . .  20
                  (d)    Collateral Agent's Fee. . . . . . . . . . . . . . .  20
                  (e)    Fees Cumulative . . . . . . . . . . . . . . . . . .  21
          2.8.    Optional Prepayments . . . . . . . . . . . . . . . . . . .  21
          2.9.    Mandatory Prepayment . . . . . . . . . . . . . . . . . . .  21
          2.10.   Application of Payments. . . . . . . . . . . . . . . . . .  23
          2.11.   General Provisions as to Payments. . . . . . . . . . . . .  23
          2.12.   Computation of Interest and Fees . . . . . . . . . . . . .  24
          2.13.   Cash Management System . . . . . . . . . . . . . . . . . .  24

     ARTICLE III  CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . . . .  24
          3.1.    Increased Cost . . . . . . . . . . . . . . . . . . . . . .  24
          3.2.    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  25

     ARTICLE IV   SECURITY . . . . . . . . . . . . . . . . . . . . . . . . .  26
          4.1.    The Borrowers' Obligations . . . . . . . . . . . . . . . .  26
          4.2.    Further Assurances . . . . . . . . . . . . . . . . . . . .  26

     ARTICLE V    CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . .  27
          5.1.    Conditions Precedent to Initial Loans. . . . . . . . . . .  27
                  (a)    Restructuring Documents . . . . . . . . . . . . . .  27
                  (b)    The Notes . . . . . . . . . . . . . . . . . . . . .  27
                  (c)    Legal Opinion of the Borrowers' Counsel . . . . . .  27
                  (d)    Insurance . . . . . . . . . . . . . . . . . . . . .  27
                  (e)    Perfection and Priority of Personal Property
                         Security Interests. . . . . . . . . . . . . . . . .  27
                  (f)    Descriptions with Respect to Real Property
                         Collateral. . . . . . . . . . . . . . . . . . . . .  28
                  (g)    Mortgages; Landlord Waivers . . . . . . . . . . . .  28
                  (h)    Title Policies. . . . . . . . . . . . . . . . . . .  28
                  (i)    Environmental Inspection. . . . . . . . . . . . . .  29
                  (j)    Evidence of Indebtedness. . . . . . . . . . . . . .  29
                  (k)    Consents. . . . . . . . . . . . . . . . . . . . . .  29
                  (l)    Disbursement Authorization. . . . . . . . . . . . .  29
                  (m)    Payment of Fees and Expenses. . . . . . . . . . . .  29
                  (n)    Solvency Certificate. . . . . . . . . . . . . . . .  30

                  (o)    Pending and Threatened Litigation . . . . . . . . .  30
                  (p)    Asset Disposition Program . . . . . . . . . . . . .  30
                  (q)    The MK Rail Restructuring.. . . . . . . . . . . . .  30
                  (r)    Other Matters . . . . . . . . . . . . . . . . . . .  30
          5.2.    Conditions Precedent to All Loans. . . . . . . . . . . . .  30
                  (a)    Borrowings. . . . . . . . . . . . . . . . . . . . .  30
                  (b)    Representations and Warranties. . . . . . . . . . .  30
                  (c)    No Default or Event of Default. . . . . . . . . . .  31
                  (d)    No Violations . . . . . . . . . . . . . . . . . . .  31
                  (e)    Certificate of Chief Financial Officer Regarding
                         the Budget. . . . . . . . . . . . . . . . . . . . .  31
                  (f)    Officer's Certificate . . . . . . . . . . . . . . .  31

     ARTICLE VI   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .  31
          6.1.    Organization and Qualification . . . . . . . . . . . . . .  32
          6.2.    Corporate Power and Authorization; Binding Effect. . . . .  32
          6.3.    No Conflict. . . . . . . . . . . . . . . . . . . . . . . .  32
          6.4.    No Consents. . . . . . . . . . . . . . . . . . . . . . . .  32
          6.5.    Absence of Litigation. . . . . . . . . . . . . . . . . . .  33
          6.6.    No Default under the Restructuring Documents . . . . . . .  33
          6.7.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  33
          6.8.    Material Contracts . . . . . . . . . . . . . . . . . . . .  33
          6.9.    Correctness of Collateral Schedules. . . . . . . . . . . .  34
          6.10.   Correctness of Financial Information . . . . . . . . . . .  34
          6.11.   Security Documents . . . . . . . . . . . . . . . . . . . .  34
          6.12.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          6.13.   No Burdensome Restrictions . . . . . . . . . . . . . . . .  35
          6.14.   Judgments. . . . . . . . . . . . . . . . . . . . . . . . .  35
          6.15.   Compliance with Laws . . . . . . . . . . . . . . . . . . .  35
          6.16.   Compliance with ERISA. . . . . . . . . . . . . . . . . . .  35
          6.17.   Governmental Authorizations; Permits, Licenses and
                  Accreditations; Other Rights . . . . . . . . . . . . . . .  36
          6.18.   Environmental Matters. . . . . . . . . . . . . . . . . . .  36
          6.19.   No Material Adverse Effect . . . . . . . . . . . . . . . .  37
          6.20.   Solvency . . . . . . . . . . . . . . . . . . . . . . . . .  37
          6.21.   Consolidated Subsidiaries; Subsidiaries. . . . . . . . . .  37
          6.22.   Margin Securities. . . . . . . . . . . . . . . . . . . . .  37
          6.23.   Investment Company Act . . . . . . . . . . . . . . . . . .  38
          6.24.   Business Locations and Trade Names . . . . . . . . . . . .  38
          6.25.   Title to Real Property and Other Assets. . . . . . . . . .  38
          6.26.   Labor Matters. . . . . . . . . . . . . . . . . . . . . . .  38
          6.27.   Employment and Investment Agreements . . . . . . . . . . .  38
          6.28.   No Misstatements . . . . . . . . . . . . . . . . . . . . .  39
          6.29.   MK Rail Restructuring. . . . . . . . . . . . . . . . . . .  39

     ARTICLE VII  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . .  39
          7.1.    Financial Statements; Additional Reporting Requirements. .  39
          7.2.    Provision of Notices . . . . . . . . . . . . . . . . . . .  41
                  (a)    Default . . . . . . . . . . . . . . . . . . . . . .  41
                  (b)    Other Default or Litigation . . . . . . . . . . . .  41
                  (c)    Reportable Events . . . . . . . . . . . . . . . . .  42

                  (d)    Environmental Matters . . . . . . . . . . . . . . .  42
                  (e)    Material Contracts; Material Obligations. . . . . .  42
                  (f)    Casualty Losses . . . . . . . . . . . . . . . . . .  42
                  (g)    Notices re: Bonding Issues. . . . . . . . . . . . .  42
                  (h)    Notices of Violation. . . . . . . . . . . . . . . .  43
                  (i)    Changes to Schedules. . . . . . . . . . . . . . . .  43
          7.3.    Filing of Returns; Payment of Taxes. . . . . . . . . . . .  43
          7.4.    Maintenance of Existence . . . . . . . . . . . . . . . . .  43
          7.5.    Compliance with Laws . . . . . . . . . . . . . . . . . . .  43
          7.6.    Maintenance of Properties. . . . . . . . . . . . . . . . .  43
          7.7.    Insurance. . . . . . . . . . . . . . . . . . . . . . . . .  43
          7.8.    Books and Records. . . . . . . . . . . . . . . . . . . . .  44
          7.9.    Compliance With Terms of All Real Property Related
                  Agreements . . . . . . . . . . . . . . . . . . . . . . . .  44
          7.10.   Hazardous Materials. . . . . . . . . . . . . . . . . . . .  44
          7.11.   Intellectual Property Assignments. . . . . . . . . . . . .  45
          7.12.   Further Assurances . . . . . . . . . . . . . . . . . . . .  45
          7.13.   Inspection of Property, Books and Records. . . . . . . . .  45
          7.14.   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .  46
          7.15.   Compliance with Asset Disposition Program. . . . . . . . .  46

     ARTICLE VIII NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .  46
          8.1.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  46
          8.2.    Negative Pledge. . . . . . . . . . . . . . . . . . . . . .  47
          8.3.    Prohibition of Fundamental Changes . . . . . . . . . . . .  48
          8.4.    Prohibition on Sale of Assets. . . . . . . . . . . . . . .  48
          8.5.    Investments. . . . . . . . . . . . . . . . . . . . . . . .  49
          8.6.    Compliance with ERISA. . . . . . . . . . . . . . . . . . .  49
          8.7.    Restricted Payments. . . . . . . . . . . . . . . . . . . .  49
          8.8.    Transactions With Affiliates . . . . . . . . . . . . . . .  50
          8.9.    Sale/Lease-Backs . . . . . . . . . . . . . . . . . . . . .  50
          8.10.   Operating Leases . . . . . . . . . . . . . . . . . . . . .  50
          8.11.   Capital Expenditures . . . . . . . . . . . . . . . . . . .  50
          8.12.   Amendment of Charter or Bylaws . . . . . . . . . . . . . .  50
          8.13.   No Consent to Subordination. . . . . . . . . . . . . . . .  50

     ARTICLE IX   DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . .  51
          9.1.    Events of Default. . . . . . . . . . . . . . . . . . . . .  51
          9.2.    The Lenders' Remedies. . . . . . . . . . . . . . . . . . .  54
          9.3.    Other Remedies . . . . . . . . . . . . . . . . . . . . . .  54
          9.4.    Waivers by Borrowers . . . . . . . . . . . . . . . . . . .  55

     ARTICLE X    THE ADMINISTRATIVE AGENT AND CO-AGENTS . . . . . . . . . .  55
          10.1.   Appointment. . . . . . . . . . . . . . . . . . . . . . . .  55
          10.2.   Administrative Agent, Co-Agents and Affiliates . . . . . .  56
          10.3.   Retention of Documents and Information to the
                  Lenders. . . . . . . . . . . . . . . . . . . . . . . . . .  56
          10.4.   Delegation of Duties . . . . . . . . . . . . . . . . . . .  56
          10.5.   Limitation of Liability. . . . . . . . . . . . . . . . . .  56
          10.6.   Reliance by the Administrative Agent and Co-Agents . . . .  57
          10.7.   Notice of Default. . . . . . . . . . . . . . . . . . . . .  58

          10.8.   Non-Reliance on the Administrative Agent, Co-Agents and
                  the Other Lenders. . . . . . . . . . . . . . . . . . . . .  58
          10.9.   Collateral . . . . . . . . . . . . . . . . . . . . . . . .  59
          10.10.  Indemnification. . . . . . . . . . . . . . . . . . . . . .  59
          10.11.  Each Agent in its Individual Capacity. . . . . . . . . . .  59
          10.12.  Successor Administrative Agent and Co-Agent. . . . . . . .  60
          10.13.  Applicability of Section to The Borrowers. . . . . . . . .  60

     ARTICLE XI   JOINT AND SEVERAL LIABILITY. . . . . . . . . . . . . . . .  61
          11.1.   Joint and Several Liability. . . . . . . . . . . . . . . .  61
          11.2.   The Guarantees . . . . . . . . . . . . . . . . . . . . . .  61
          11.3.   Guarantees Unconditional . . . . . . . . . . . . . . . . .  61
          11.4.   Discharge Only Upon Payment In Full; Reinstatement In
                  Certain Circumstances. . . . . . . . . . . . . . . . . . .  62
          11.5.   Waivers by The Borrowers . . . . . . . . . . . . . . . . .  62
          11.6.   Subrogation. . . . . . . . . . . . . . . . . . . . . . . .  64
          11.7.   Stay of Acceleration . . . . . . . . . . . . . . . . . . .  64

     ARTICLE XII  TREATMENT OF LENDER'S APPLICABLE PRO RATA SHARES . . . . .  65
          12.1.   Funding of Loans . . . . . . . . . . . . . . . . . . . . .  65
          12.2.   Prepayments and Repayments of Loans. . . . . . . . . . . .  65
          12.3.   Treatment of Loans for Voting Purposes . . . . . . . . . .  65

     ARTICLE XIII MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .  66
          13.1.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . .  66
          13.2.   Entire Agreement . . . . . . . . . . . . . . . . . . . . .  66
          13.3.   No Waivers . . . . . . . . . . . . . . . . . . . . . . . .  66
          13.4.   Expenses; Indemnification. . . . . . . . . . . . . . . . .  67
          13.5.   Set-Off; Sharing of Set-Offs . . . . . . . . . . . . . . .  68
          13.6.   Amendments and Waivers . . . . . . . . . . . . . . . . . .  69
          13.7.   Effect of Waivers; Modification of Documents . . . . . . .  69
          13.8.   Successors and Assigns . . . . . . . . . . . . . . . . . .  70
          13.9.   Headings and Captions. . . . . . . . . . . . . . . . . . .  71
          13.10.  Interpretation . . . . . . . . . . . . . . . . . . . . . .  71
          13.11.  Inconsistencies With Other Documents . . . . . . . . . . .  71
          13.12.  Severability . . . . . . . . . . . . . . . . . . . . . . .  71
          13.13.  Governing Law. . . . . . . . . . . . . . . . . . . . . . .  72
          13.14.  Consent to Jurisdiction. . . . . . . . . . . . . . . . . .  72
          13.15.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . .  72
          13.16.  Cumulative Remedies. . . . . . . . . . . . . . . . . . . .  72
          13.17.  Survival of Representations and Warranties . . . . . . . .  72
          13.18.  Relationship of the Parties. . . . . . . . . . . . . . . .  73
          13.19.  Counterparts . . . . . . . . . . . . . . . . . . . . . . .  73

EXHIBITS
- --------

EXHIBIT A           FORM OF PROMISSORY NOTE

EXHIBIT B           FORM OF NOTICE OF BORROWING

EXHIBIT C           BORROWER SOLVENCY CERTIFICATE

EXHIBIT D           BUDGET

EXHIBIT E           FORM OF STANDSTILL AGREEMENT

EXHIBIT F           FORM OF WAIVER AGREEMENT


SCHEDULES
- ---------

SCHEDULE A          SCHEDULE OF LENDERS
SCHEDULE B          PART 1 SCHEDULE OF THE EXISTING LENDERS
SCHEDULE B          PART 2 EXISTING AGREEMENTS
SCHEDULE C          SCHEDULE OF DOCUMENTS
SCHEDULE D          SCHEDULE FOR NOTICES
SCHEDULE E          SCHEDULE OF GUARANTORS
SCHEDULE F          CASH MANAGEMENT SYSTEM
SCHEDULE G          SCHEDULE OF REAL PROPERTY COLLATERAL
SCHEDULE 5.1(h)     SCHEDULE OF TITLE POLICIES
SCHEDULE 5.1(j)     SCHEDULE OF FUNDED DEBT DEFAULTS
SCHEDULE 5.1(o)     SCHEDULE OF PENDING AND THREATENED LITIGATION
SCHEDULE 5.2(e)     BACKLOG CERTIFICATE
SCHEDULE 6.7A       SCHEDULE OF INDEBTEDNESS
SCHEDULE 6.7B       SCHEDULE OF CONTINGENT OBLIGATIONS
SCHEDULE 6.8        SCHEDULE OF MATERIAL CONTRACTS
SCHEDULE 6.8A       MATERIAL DEFAULTS
SCHEDULE 6.14       SCHEDULE OF JUDGMENTS
SCHEDULE 6.16       SCHEDULE OF MULTIEMPLOYER PLAN WITHDRAWAL LIABILITY
SCHEDULE 6.19       SCHEDULE OF MATERIAL ADVERSE EFFECTS
SCHEDULE 6.21       SCHEDULE OF SUBSIDIARIES
SCHEDULE 6.24A      SCHEDULE OF BUSINESS LOCATIONS
SCHEDULE 6.24B      SCHEDULE OF TRADE NAMES
SCHEDULE 6.25       SCHEDULE OF CONTRACTS OR OPTIONS FOR SALE OR LEASE OF REAL
                    PROPERTY COLLATERAL
SCHEDULE 6.27       SCHEDULE OF EMPLOYMENT AND INVESTMENT AGREEMENTS
SCHEDULE 7.2(c)(A)  SCHEDULE OF REPORTABLE EVENTS
SCHEDULE 7.2(c)(B)  SCHEDULE OF PLAN TERMINATIONS
SCHEDULE 8.1        SCHEDULE OF EXISTING INDEBTEDNESS
SCHEDULE 8.2        SCHEDULE OF PERMITTED LIENS
SCHEDULE 8.5        SCHEDULE OF PERMITTED INVESTMENTS
SCHEDULE 8.10       SCHEDULE OF OPERATING LEASES
SCHEDULE 13.4       SCHEDULE OF STEERING COMMITTEE LENDERS

                                CREDIT AGREEMENT


          THIS CREDIT AGREEMENT (this "Agreement"), dated as of April 11, 1995, is entered into among MORRISON KNUDSEN CORPORATION ("MKD"), a Delaware corporation, and MORRISON KNUDSEN CORPORATION ("MKO"), an Ohio corporation (each a "Borrower," and collectively, the "Borrowers"), the banks and other financial institutions named on SCHEDULE A hereto (the "Schedule of Lenders") and whose signatures appear on the signature pages hereto (each a "Lender," and collectively, the "Lenders"), Mellon Bank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and Mellon Bank, N.A. and Bank of America National Trust and Savings Association as co-agents for the Lenders (in such capacity, the "Co-Agents").

          The parties hereto agree as follows:

                                      RECITALS

     A. MKO and MKD have obligations (funded, contingent or otherwise) in excess of $800,000,000 (the "Existing Loans") to certain lenders or their predecessors in interest (the "Existing Lenders") pursuant to the terms of the respective loan agreements and other financing arrangements set forth on the Schedule of the Existing Lenders attached hereto as SCHEDULE B (the "Existing Agreements").

     B. The Borrowers are in default under various provisions of the Existing Agreements.

     C. The Borrowers have requested (i) the Lenders to provide secured loans of up to approximately $110,000,000 to be used for working capital purposes and to pay amounts due under the Bank of America Illinois Receivables Purchase Agreement (as hereinafter defined); and (ii) the Existing Lenders to make certain agreements concerning the respective rights and remedies of the Existing Lenders, among other things, under the Existing Agreements arising from the defaults thereunder, pursuant to the Waiver Agreement (as hereinafter defined).

     D. The Lenders are willing to agree to the above requests on the terms and conditions set forth herein and in the documents executed in connection herewith, including the condition that the Borrowers secure their obligations under this Agreement with substantially all of their assets.

     In consideration of the foregoing, MKD, MKO, the Administrative Agent, the Co-Agents and each of the Lenders hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

             "Additional Capital Expenditure Indebtedness" has the meaning assigned to it in SECTION 8.1(e).

             "Administrative Agent" means Mellon Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

             "Administrative Agent's Fee" has the meaning assigned to it in
SECTION 2.7(b).

             "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. As used herein, the term "control" means possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

             "Agents" means, collectively, the Administrative Agent, the Co-Agents and the Collateral Agent.

             "All Lenders" means one hundred percent (100%) of the Lenders listed on SCHEDULE A without regard to their Applicable Pro Rata Share.

             "Alpha Loan" means any Loan which, when made, does not cause the aggregate unpaid balance of the Loans to exceed $60,000,000.

             "Alpha Pro Rata Share" for each Lender means that percentage set forth opposite such Lender's name as its Alpha Pro Rata Share on the Schedule of Lenders.

             "Applicable Pro Rata Share" means, with respect to each Lender, such Lender's Alpha Pro Rata Share, Beta Pro Rata Share, or Final Pro Rata Share, as the case may be, determined in accordance with ARTICLE XII and as set forth on the Schedule of Lenders.

             "Asset Disposition Program" means a program designed by the Borrowers setting forth a detailed list of actions to be taken by specified dates with respect to the proposed disposition of assets, including dates when materials are to be prepared and when solicitations are to be commenced relating to the Borrowers or the following Subsidiaries: MK Gold Company; MK Rail

Corporation; Western Aircraft, Inc.; McConnell Dowell Corporation Limited; AmeriBank; Morrison & Knudsen Investments, Inc.; MK Pacific, Inc.; G.W. Murphy Construction Company, Inc.; E.E. Black Limited; Black Construction Corporation; Black Micro Corporation; and P.T.E.E. Black Indonesia.

             "Assignee" has the meaning assigned to it in SECTION 13.8(C).

             "Bank of America Illinois Receivables Purchase Agreement" means the Receivables Purchase Agreement, as amended, dated as of December 31, 1991 among the Borrowers, the Participants named therein and Bank of America Illinois (formerly, Continental Bank N.A.) as agent.

             "Bank of America Fee" has the meaning assigned to it in
SECTION 2.7(c).

             "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multi-employer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

             "Beta Loan" means any Loan made during a period in which, prior to such Loan, the aggregate unpaid balance of the Loans exceeds $60,000,000.

             "Beta Pro Rata Share" for each Lender means that percentage set forth opposite such Lender's name as its Beta Pro Rata Share on the Schedule of Lenders.

             "Bonding Company" means Colonial American Casualty and Surety Company or any such other Person that provides the Borrowers or their Subsidiaries with payment or performance bonds.

             "Borrower" means MKD or MKO and the "Borrowers" means both of the foregoing.

             "Borrowing" means a borrowing consisting of Loans made on the same day.

             "Borrowing Period" has the meaning assigned to it in SECTION 2.1.

             "Budget" means the projections of the Borrowers for the period from the Closing Date through the Termination Date attached hereto as EXHIBIT D.

             "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City,

New York, Los Angeles, California or Pittsburgh, Pennsylvania are authorized by law to close.

             "Capital Expenditures" means, as to any Person, any expenditures for the acquisition or construction of fixed assets which would be capitalized on a balance sheet of such Person prepared in accordance with Generally Accepted Accounting Principles.

             "Capital Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Generally Accepted Accounting Principles.

             "Capital Lease Obligation" means, as to any Person, collectively, the capitalized amount of the obligations of such Person and its Subsidiaries under all Capital Leases.

             "Cash" means money, currency or a credit balance in a Deposit Account.

             "Cash Equivalent" means, at any time, (a) United States of America government securities having a maturity not exceeding one year from the date acquired, (b) commercial paper rated at least A-l+ by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., having a maturity not exceeding one year from the date acquired, (c) certificate of deposits or time deposits of commercial banks with capital and undivided surplus of at least $300,000,000 issuing commercial paper rated as described in the preceding clause
(b) and organized and existing under the laws of the United States or any State thereof or the District of Columbia, having a maturity not exceeding one year from the date acquired, and (d) time deposits (of one year or less) and demand deposits with any FDIC insured bank, not exceeding the maximum amount insured thereby.

             "Cash Management System" means the Cash Management System set forth on SCHEDULE F.

             "Citicorp" means Citicorp North America, Inc. and/or Citibank, N.A.

             "Citicorp Receivables Purchase Agreement" means the Amended and Restated Receivables Purchase and Sale Agreement dated as of February 22, 1995, as amended to date and as it may be further amended, assigned, supplemented, restated or otherwise modified from time to time hereafter, among MKO, Export Receivables Corporation and Citicorp, individually and as Agent.

             "Closing Date" means April 11, 1995, or such other later date on which the Administrative Agent shall have determined that all conditions precedent set forth in ARTICLE V have been satisfied in full or waived.

             "Closing Fee" has the meaning assigned to it in SECTION 2.7(a).

             "Co-Agents" means Mellon Bank, N.A. and Bank of America National Trust and Savings Association as co-agents for the Lenders hereunder, and their successors in such capacity.

             "Collateral" means, collectively, all real and personal property, fixtures and interests in such property and proceeds thereof, presently owned or hereafter acquired or presently existing or hereafter created by the Borrowers, including the Real Property Collateral, and proceeds thereof presently owned or hereafter acquired or presently existing or hereafter created by the Borrowers or any Guarantor, in which a security interest, mortgage, or ship mortgage is granted in favor of the Collateral Agent for the benefit of the Lenders to secure the Obligations.

             "Collateral Account" shall have the meaning assigned to it in SCHEDULE F.

             "Collateral Agent" means the entity or person serving as the "Collateral Agent and Mortgage Trustee" under and as defined in the Collateral Agent Agreement, in its capacity as agent or trustee for the Lenders, or any successor agent or trustee pursuant to the terms thereof.

             "Collateral Agent Agreement" means the Collateral Agent Agreement and Mortgage Trust dated as of April 11, 1995 among the Borrowers, the Lenders, the Co-Agents, the Administrative Agent and the Collateral Agent.

             "Commitment" means, with respect to each Lender for any given Borrowing Period, the amount set forth opposite the name of such Lender on the Schedule of Lenders as such Lender's commitment for such Borrowing Period.

             "Commonly Controlled Entity" means a Person, which is under common control with a Borrower within the meaning of Section 414(b) or Section 414(c) of the Internal Revenue Code.

             "Consolidated," when used with respect to any of the terms defined herein, refers to such terms as reflected in a consolidation of the accounts or other items of the Borrowers and of the accounts or other items of the Borrowers' Subsidiaries, if any, in conformity with Generally Accepted Accounting Principles.

             "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be

Consolidated in accordance with Generally Accepted Accounting Principles with those of the Borrowers in their Consolidated financial statements if such statements were prepared as of such date; PROVIDED, that any Consolidated Subsidiary which ceases to be a Consolidated Subsidiary solely because it is classified as a discontinued operation shall be deemed to be a Consolidated Subsidiary so long as it remains a Subsidiary.

             "Contingent Obligations" means, as to any Person, collectively, all Indebtedness, obligations or other liabilities of such Person guarantying or in effect guarantying the payment or performance of any Indebtedness, obligation or other liability, whether or not contingent (collectively, the "primary obligations"), of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any Indebtedness, obligation or other liability of such Person (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss with respect thereto.

             "Contractual Obligations" means, as to any Person, collectively, any Indebtedness, obligation or other liability of such Person (whether for the payment of money or otherwise), now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, pursuant to the provisions of any security issued by such Person or any document, instrument or agreement to which such Person is a party or by which such Person or any of its property is or may be bound or affected.

             "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

             "Default Rate" means a rate of interest equal to the Prime Rate plus five percent (5%) per annum, PROVIDED, that to the extent the Default Rate exceeds the Maximum Lawful Rate, the Default Rate shall be a rate equal to the Maximum Lawful Rate.

             "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

             "Environmental Laws" means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the disposal of waste and the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended
(49 U.S.C. Sections 1801 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sections 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Sections 7400 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Sections 651 ET SEQ.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Sections 300(f) ET SEQ.); and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

             "ERISA Group" means the Borrowers and their Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under
Section 414 of the Internal Revenue Code.

             "Event of Default" has the meaning set forth in SECTION 9.1.

             "Existing Agreements" has the meaning set forth in Recital A.

             "Existing Lenders" has the meaning set forth in Recital A.

             "Existing Loans" has the meaning set forth in Recital A.

             "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Mellon Bank, N.A. on such day on such transactions as determined by the Administrative Agent.

             "Final Pro Rata Share" for each Lender shall be a percentage derived in the manner described for determination of the Final Pro Rata Share on the Schedule of Lenders.

             "Financing Shortfall" means the amounts set forth on the Budget as "Financing Shortfall."

             "Financing Statements" means any Uniform Commercial Code financing statement on form UCC-1 or a comparable form executed pursuant to the provisions of this Agreement or any of the other Loan Documents or any such similar statement to be filed in Canada.

             "Form 10-K" means the annual report on Form 10-K as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

             "Form 10-Q means the report on Form 10-Q as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

             "Generally Accepted Accounting Principles" means accounting principles that are generally accepted and consistently applied and maintained throughout the period indicated and that are consistent with the prior financial practices of the Borrowers, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

             "Governmental Authority" means any nation, province, state or other political subdivision thereof, any government or any natural person or entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

             "Guarantor" means each of the indirectly or directly wholly-owned Subsidiaries of each Borrower listed on SCHEDULE E and "Guarantors" means all of the foregoing.

             "Guaranty" means a Guaranty Agreement dated as of April 11, 1995 made by a Guarantor in favor of the Administrative Agent for the benefit of the Lenders guarantying the Obligations.

             "Guaranty Security Agreement" means a Security and Pledge Agreement (Guaranty) dated as of April 11, 1995 among a Guarantor and the Collateral Agent securing the Obligations under such Guarantor's Guaranty.

             "Hazardous Materials" means (i) any substance, material or waste, which is either (a) defined as, (b) included in the definition, listing or identification of, or (c) otherwise regulated as, a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, or (ii) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, or radioactive substances.

             "Indebtedness" of any Person means without duplication, any obligation of such Person for borrowed money, including (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, (b) any obligation of such Person for the deferred purchase price of any property or services, except trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business, (c) any obligation of such Person as lessee under a Capital Lease, (d) Contingent Obligations, (e) any reimbursement obligation in respect of any letter of credit or any other financing accommodations, and (f) any obligation for borrowed money which is non-recourse to such Person but which is secured by a Lien on any asset of such Person.

             "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

             "Investment" has the meaning assigned to it in SECTION 8.5.

             "Lender" and "Lenders" have the meanings assigned to them in the preamble hereto, and shall include the Administrative Agent and the Co-Agents, in their individual capacity.

             "Lien" means, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, Capital

Lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or
(d) any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest).

             "Loans" has the meaning assigned to it in SECTION 2.1.

             "Loan Documents" means this Agreement, the Notes, the Security Documents, any Guaranty, the Collateral Agent Agreement, and any other of those documents listed on the Schedule of Documents and therein specified to be executed and delivered, or caused to be executed and delivered, by the Borrowers to the Agent, the Lenders or the Collateral Agent; PROVIDED, that the Waiver Agreement and the Standstill Agreement shall not be included in the definition of Loan Documents.

             "Majority Lenders" means the Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the Applicable Pro Rata Shares.

             "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Borrower, Guarantor or any of their Consolidated Subsidiaries; (b) the ability of any Borrower, Guarantor or their Consolidated Subsidiaries to pay or perform the Obligations under the Loan Documents in accordance with the terms thereof; (c) the Collateral or the Collateral Agent's Liens on the Collateral or the priority of any such Lien; or (d) the Lenders' rights and remedies under any Loan Documents or the other Restructuring Documents.

             "Material Contract" means, as to the Borrowers or their Consolidated Subsidiaries, a Contractual Obligation (a) the cancellation, non-performance or non-renewal of which by any party thereto could have or result in a Material Adverse Effect on the Borrowers or the Borrowers and their Consolidated Subsidiaries taken as a whole or (b) which involves amounts, payments or Indebtedness in excess of $10,000,000.

             "Maximum Commitment" means, with respect to each Lender, the Commitment of such Lender listed on the Schedule of Lenders for the Borrowing Period of May 1, 1995 to May 31, 1995.

             "Maximum Lawful Rate" means the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable under this Agreement.

             "MKD" means Morrison Knudsen Corporation, a Delaware corporation, and its successors.

             "MKD Security Agreement" means the Pledge and Security Agreement dated as of April 11, 1995, executed by MKD in favor of the Collateral Agent, for the benefit of the Administrative Agent, the Co-Agents and the Lenders, granting a security interest in the personal property Collateral described therein.

             "MKO" means Morrison Knudsen Corporation, an Ohio corporation, and its successors.

             "MKO Security Agreement" means the Pledge and Security Agreement dated as of April 11, 1995, executed by MKO in favor of the Collateral Agent, for the benefit of the Administrative Agent, the Co-Agents and the Lenders, granting a security interest in the personal property Collateral described therein.

             "MK Rail Credit Agreement" means that certain Amended and Restated Revolving Credit and Letter of Credit Issuance Agreement dated as of March 31, 1995, between MK Rail Corporation, certain other borrowers, the financial institution's party thereto, PNC Bank, N.A., as Agent and PNC Bank, N.A. as Letter of Credit Issuer.

             "MK Rail Receivable" has the meaning assigned to it in SECTION 2.9(B).

             "MK Rail Restructuring" means a restructuring of the Indebtedness owed by MK Rail Corporation to PNC Bank, N.A. in accordance with the MK Rail Credit Agreement.

             "Mortgages" means, collectively, the fee and leasehold deeds of trust and mortgages and any modification thereto, executed by any Borrower in favor of the Collateral Agent for the benefit of the Lenders, granting a lien on and security interest in the Real Property Collateral.

             "Multi-employer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

             "Net Cash Proceeds" means, with respect to either the sale or refinancing of any asset of any Borrower or any Consolidated Subsidiary or any other transaction identified in SECTION 2.9, all amounts payable to such Borrower or such Consolidated Subsidiary as a result of such transaction after payment of (i) all reasonable and customary closing costs, including, brokerage commissions, appraisal fees, recording fees, attorneys' fees, title insurance premiums, inspection report charges, prepayment penalties payable to senior lienholders, escrow credits in favor of the purchaser or financier, customary prorations, transfer and other taxes, escrow fees, points and other loan fees, and (ii) Indebtedness secured by Senior Permitted Liens on such asset.

             "Net Cash Proceeds Retainage Amount" has the meaning assigned to it in SECTION 2.9(A).

             "Notes" means promissory notes of a Borrower, substantially in the form of EXHIBIT A hereto, evidencing the obligation of such Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

             "Notice of Acceleration" means a written notice sent to the Borrowers pursuant to SECTION 9.2, accelerating the Obligations.

             "Notice of Borrowing" has the meaning assigned to it in SECTION
2.2.

             "Notice of Default" means a written notice sent to the Borrowers notifying the Borrowers that an Event of Default has occurred.

             "Obligations" means, as to any Borrower or Guarantor, collectively, all liabilities of such Borrower or Guarantor, arising in connection with or pursuant to the provisions of this Agreement, the Notes, or the other Loan Documents, owing to the Administrative Agent, the Co-Agents or the Lenders of any kind and description, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, howsoever evidenced or acquired, including the payment and performance of all Indebtedness, obligations and other liabilities of such Borrower or Guarantor and overdraft coverage and account funding obligations in connection with the Cash Management System, arising in connection with or pursuant to the provisions of this Agreement, the Notes or the other Loan Documents; PROVIDED, HOWEVER, the Obligations shall not include any Indebtedness, obligations or other liabilities arising under the Existing Agreements.

             "Operating Lease" means, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

             "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

             "Parent" means, with respect to any Lender, any Person controlling such Lender directly or indirectly.

             "Participant" has the meaning set forth in SECTION 13.8(B).

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

             "Permitted Liens" means, collectively, those certain Liens, in existence on the date hereof, described in SCHEDULE 8.2 and as permitted under
SECTION 8.2.

             "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

             "Plan" means at any time an employee pension benefit plan (other than a Multi-employer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

             "Prime Rate" means the rate of interest publicly announced by Mellon Bank, N.A. from time to time as its Prime Rate.

             "Professionals" means, collectively, all attorneys, accountants, paraprofessionals, appraisers, auditors, inspectors, engineers, title insurance companies, and environmental experts employed, retained, or internally used by each of the Steering Committee Lenders or Agents in performing any of the Obligations or in asserting any of the Agents' and Lenders' rights or remedies under this Agreement.

             "Real Property" means all of the right, title and interest of any Borrower in and to land, improvements and fixtures (to the extent interests therein arise under the real property law of the jurisdiction where located).

             "Real Property Collateral" means, collectively, all of the Borrowers' right, title and interest in and to the real property more specifically described on SCHEDULE G attached hereto, including their fee and leasehold interests in such real property, pledged by certain of the Borrowers, in favor of the Collateral Agent for the benefit of the Lenders, pursuant to the Mortgages.

             "Real Property Lien" has the meaning assigned to it in SECTION 11.5(B)(II).

             "Recalculation Date" means the first to occur of (a) May 31, 1995,
(b) the first day, if any, upon which the aggregate outstanding balance of the Loans equals $110,000,000, and (c) the occurrence of an Event of Default described in clauses (F) or (G) of SECTION 9.1.

             "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "Reportable Event" means any of the events set forth under Section 4043(b) of ERISA or the PBGC regulations thereunder for which notice to the PBGC has not been waived by applicable law or administrative guidance.

             "Requirement of Law" means, as to any Person, collectively, (a) the partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents of such Person; (b) any Federal, state or local law, treaty, ordinance, rule or regulation; and (c) any order, decree or determination of a court, arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

             "Restructuring Documents" means this Agreement, the Notes, the Security Documents, any Guaranty, the Collateral Agent Agreement, the Waiver Agreement, the Standstill Agreement, and any other of those documents listed on the Schedule of Documents and therein specified to be executed and delivered, or caused to be executed and delivered, by the Borrowers to the Administrative Agent, the Co-Agents, the Lenders or the Collateral Agent;

PROVIDED, HOWEVER, that the Restructuring Documents shall not include any of the Existing Agreements.

             "Schedule of Documents" means the schedule annexed as SCHEDULE C hereto, listing those documents to be delivered in connection with the closing of the transactions contemplated by this Agreement and the other Restructuring Documents.

             "Schedule of Lenders" means the schedule annexed as SCHEDULE A hereto, listing the name of each Lender, such Lender's Commitment, such Lender's Applicable Pro Rata Share and such Lender's Existing Agreements.

             "Schedule for Notices" means the schedule annexed as SCHEDULE D hereto, listing the name, address and wiring instructions for each Lender.

             "Security Agreements" means the MKD Security Agreement and the MKO Security Agreement.

             "Security Documents" means the Mortgages, the Security Agreements, the Guaranty Security Agreements, the Financing Statements, the Ship Mortgage and all documents, instruments and agreements now or hereafter executed or delivered pursuant thereto or in connection therewith.

             "Senior Permitted Liens" means any Permitted Lien that is senior to the Lien of the Collateral Agent on any Collateral.

             "Ship Mortgage" means the First Preferred Mortgage dated as of April 11, 1995, executed by MKO in favor of Mellon Bank, N.A. as "Mortgage Trustee" under and as defined in the Collateral Agent Agreement, with respect to the vessel "Betty L."

             "Single Employer Plan" means any Plan which is not a Multi-employer Plan.

             "Standstill Agreement" means that certain agreement between the Borrowers and the Bonding Company in substantially the form of EXHIBIT E.

             "Steering Committee Lenders" means that certain group of Lenders acting as the Steering Committee, as such group is constituted on the Closing Date and may be reconstituted from time to time.

             "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person;

unless otherwise specified, "Subsidiary" means any Subsidiary of MKD or MKO.

             "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by either Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Lender and the Agents, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or the Agents (as the case may be) is organized or in which its principal executive office is located and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement.

             "Termination Date" means May 31, 1995, or such earlier date as the Commitments are terminated or the Loans are accelerated pursuant to SECTION 9.2.

             "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

             "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from to time, be in effect in the Commonwealth of Pennsylvania; PROVIDED, that in the event that, by reason of mandatory provisions of law, any or all of the attachment perfection or priority of, or remedies with respect to, Lenders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Loan Document relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

             "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

             "Waiver Agreement" means an agreement or agreements between the Borrowers and the Existing Lenders in substantially the form of EXHIBIT F.

     1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles.

     1.3. GENERAL CONSTRUCTION. As used in this Agreement, the masculine, feminine and neuter genders, and the plural and singular numbers shall be deemed to include the others in all cases where they would so apply. "Includes" and "including" are not limiting, and "or" is not exclusive.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

     2.1.    THE LOANS.

             Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a loan (each a "Loan", and collectively, the "Loans"), to the Borrowers during the periods listed below (each such period being a "Borrowing Period") in a maximum amount equal to its Applicable Pro Rata Share of the aggregate amount of the Loans set forth below opposite the Borrowing Period for such Loan:

             BORROWING PERIOD              AGGREGATE AMOUNT OF LOANS
             ----------------              -------------------------

     Closing Date - April 16, 1995               $ 90,000,000

     April 17, 1995 - April 23, 1995             $100,000,000

     April 24, 1995 - April 30, 1995             $105,000,000

     May 1, 1995 - May 31, 1995                  $110,000,000

PROVIDED, that the aggregate principal amount of the Loans by such Lender outstanding at any time during a Borrowing Period to the Borrowers shall not exceed the amount of its Commitment as such Commitment may be reduced pursuant to SECTION 2.9. Each Borrowing under this SECTION 2.1 shall be in an aggregate amount of $5,000,000 or multiples thereof. Subject to SECTION 2.9, amounts borrowed hereunder and repaid or prepaid may be reborrowed.

     2.2. NOTICE OF BORROWING. The Borrowers shall give notice to the Administrative Agent by telephone, at the telephone number listed in the Schedule of Notices, to Administrative Agent's account executive responsible for Borrowers' account, confirmed immediately in writing, or in writing (by facsimile at the address listed in the Schedule of Notices), substantially in the form of EXHIBIT B, or to such other telephone or facsimile number as Administrative Agent may designate, (a "Notice of Borrowing") no later than 12:00 Noon (Pittsburgh, Pennsylvania time) on the Business Day immediately preceding a Borrowing Period, specifying:

             (a)  The date of such Borrowing;

             (b)  The aggregate amount of such Borrowing; and

             (c) That such aggregate amount does not exceed the aggregate amount of available Loans set forth in SECTION 2.1 opposite the Borrowing Period during which the date of such Borrowing occurs.

     2.3.    NOTICE TO LENDERS; FUNDING OF LOANS.

             (a) Subject to the provisions of SECTION 12.1, upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Applicable Pro Rata Share (if any) of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrowers.

             (b) Subject to the provisions of SECTION 12.1, not later than 1:00 p.m. (Pittsburgh time) on the date of each Borrowing, each Lender shall make available its Applicable Pro Rata Share of such Borrowing, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Administrative Agent at its address referred to in the Schedule of Notices. Unless the Administrative Agent determines that any applicable condition specified in
ARTICLE V has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrowers at 3:00 p.m. Pittsburgh time at the Administrative Agent's aforesaid address.

             (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Applicable Pro Rata Share, if any, of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this SECTION 2.3 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Applicable Pro Rata Share available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, a rate per annum equal to the Prime Rate plus three percent (3%), and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

     2.4.    NOTES.

             (a) The Loans of each Lender to the Borrowers shall be evidenced by a single Note of the Borrowers payable to the order of such Lender in an original principal amount equal to such Lender's Maximum Commitment.

             (b) Upon receipt of each Lender's Note pursuant to SECTION 5.1(B), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record the date, amount and maturity of each Loan made by it to the Borrowers and the date and amount of each payment of principal made by the Borrowers with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED, that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of either Borrower hereunder or under the Notes absent manifest error. Each Lender is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     2.5. MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

     2.6.    INTEREST RATES.

             (a) Each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Prime Rate for such day plus three percent (3%). Interest shall be payable each calendar month on the last day of such month and on the Termination Date.

             (b) Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. In addition, with respect to all Defaults from and after the occurrence of any Event of Default (including any Event of Default resulting from the filing of a bankruptcy case) and continuing until such Event of Default is cured or has been waived in writing by the Administrative Agent in accordance with the terms of this Agreement, interest shall accrue on the Obligations at the Default Rate. Any interest, reasonable professional fees and expenses of the Administrative Agent, the Co-Agents and the Collateral Agent, or other reasonable professional fees, expenses and charges of the Steering Committee Lenders due under SECTION 13.4, which are not paid as and when due, shall bear interest at the Default Rate. The interest rate increase shall take effect immediately upon the occurrence of an Event of Default, without prior notice to Borrowers.

     2.7.    FEES.

             (a) CLOSING FEE. The Borrowers shall pay to the Administrative Agent for the benefit of the Lenders, on the Closing Date, a closing fee of $500,000 (the "Closing Fee") to be distributed by the Administrative Agent to each Lender in an amount equal to such Lender's Beta Pro Rata Share.

             (b) ADMINISTRATIVE AGENT'S FEE. The Borrowers shall pay to the Administrative Agent on the Closing Date and monthly thereafter on the first day of each month in advance, a non-refundable fee in an amount equal to $30,000 per month (the "Administrative Agent's Fee"). The Administrative Agent's Fee is payable from the Closing Date until such time as the Borrowers and the Administrative Agent have no Obligations under this Agreement and the other Restructuring Documents and the obligation to pay the Administrative Agent's Fee shall survive the payment in full of the Obligations under this Agreement.

             (c) BANK OF AMERICA'S FEE. The Borrowers shall pay to Bank of America National Trust and Savings Association, as Co-Agent, on the Closing Date and monthly thereafter on the first day of each month in advance, a non-refundable fee in an amount equal to $30,000 per month (the "Bank of America Fee"). The Bank of America Fee is payable from the Closing Date until such time as the Borrowers and the Co-Agents have no Obligations under this Agreement and the other Restructuring Documents and the obligation to pay the Bank of America Fee shall survive the payment in full of the Obligations under this Agreement.

             (d) COLLATERAL AGENT'S FEE. The Borrowers shall pay to the Collateral Agent on the Closing Date and monthly thereafter on the first day of each month in advance, a non-refundable fee in an amount equal to $30,000 per month (the "Collateral Agent's Fee"). The Collateral Agent's Fee is payable from the Closing Date until such time as the Borrowers and the Collateral Agent have no Obligations under this Agreement and the other Restructuring Documents and the obligation to pay the Collateral Agent's Fee shall survive the payment in full of the Obligations under this Agreement.

             (e) FEES CUMULATIVE. All fees payable under this Agreement shall be cumulative, and fully earned on the date of payment.

     2.8.    OPTIONAL PREPAYMENTS.

             (a) The Borrowers may, upon at least one Business Day's notice to the Administrative Agent, prepay any Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay each Lender's Loans in an amount equal to such Lender's Applicable Pro Rata Share of such prepayment.

             (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Applicable Pro Rata Share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrowers.

     2.9.    MANDATORY PREPAYMENT.

             (a) Immediately upon receipt by any Borrower or the Administrative Agent of Net Cash Proceeds of (i) any sale of assets (other than sales in the ordinary course of business, sales of equipment which is promptly replaced or sales under SECTION 8.4(a)(ii)), (ii) issuance of capital stock by the Borrowers or (iii) insurance, the Borrowers shall pay or cause to be paid such Net Cash Proceeds to the Administrative Agent on account of the Obligations for the benefit of Lenders; PROVIDED, HOWEVER, that (x) the Borrowers may retain up to an aggregate amount of $1,000,000 of insurance proceeds to rebuild or replace insured property destroyed or damaged, if such property is capable of being rebuilt or replaced within a reasonable period of time, and no Event of Default exists and is continuing at the time such insurance proceeds are received, unless otherwise set forth in the Security Documents, (y) the Borrowers may retain up to the first $36,000,000 of the Net Cash Proceeds from the sale of the capital stock of MK Gold Company and fifty percent (50%) of any Net Cash Proceeds from the sale of the capital stock of MK Gold Company in excess of $36,000,000, and (z) so long as, and to the extent that, any "Outstanding Balance" remains on any "Purchased Receivables" under the Citicorp Receivables Purchase Agreement, the Borrowers may retain up to an amount equal to 9.91% [12.1 divided by 122.1] of the amount of such Net Cash Proceeds remaining after the Borrower's retention of the amounts described in clauses (x) and (y) above (the "Net Cash Proceeds Retainage Amount").
Amounts prepaid under this SECTION 2.9(a) may not be reborrowed and each Lender's Commitment shall be reduced in the amount of such Lender's Applicable Pro Rata Share in such mandatory prepayment.

             (b) Immediately upon receipt by the Borrowers of any repayment of the Indebtedness of MK Rail Corporation to the Borrowers with respect to the Borrowers' intercompany receivable from MK Rail Corporation (the "MK Rail Receivable"), the Borrowers shall pay the Net Cash Proceeds received in connection with the MK Rail Receivable to the Administrative Agent on account of the Obligations for the benefit of the Lenders in connection with the Obligations; PROVIDED, HOWEVER, that so long as, and to the extent that, any "Outstanding Balance" remains on any "Purchased Receivables" under the Citicorp Receivables Purchase Agreement, the Borrowers may retain up to the related Net Cash Proceeds Retainage Amount. Amounts prepaid under this SECTION 2.9(b) may not be reborrowed and each Lender's Commitment shall be reduced in the amount of such Lender's Applicable Pro Rata Share in such mandatory prepayment.

             (c) In the event that the Borrowers repay or prepay any payment of principal on any Indebtedness in connection with the Existing Agreements, the Borrowers shall prepay the Obligations in full. Amounts prepaid under this
SECTION 2.9(c) may not be reborrowed and each Lender's Commitment shall be reduced in the amount of such Lender's Applicable Pro Rata Share in such mandatory prepayment.

             (d) To the extent funds are on deposit in the Collateral Account, at the close of business on the last Business Day of each week, the Borrowers shall pay to the Administrative Agent, for the benefit of the Lenders in respect of the Obligations, such funds pursuant to the terms of the Cash Management System or otherwise. Amounts prepaid under this SECTION 2.9(d) may be reborrowed.

             (e) Immediately upon receipt by the Borrowers of any tax refund, the Borrowers shall pay or cause to be paid the Net Cash Proceeds of such tax refunds to the Administrative Agent on account of the Obligations for the benefit of the Lenders; PROVIDED, HOWEVER, that so long as, and to the extent that, any "Outstanding Balance" remains on any "Purchased Receivables" under the Citicorp Receivables Purchase Agreement, the Borrowers may retain up to the related Net Cash Proceeds Retainage Amount. Amounts prepaid under this SECTION 2.9(e) may not be reborrowed and each Lender's Commitment shall be reduced in the amount of such Lender's Applicable Pro Rata Share in such mandatory prepayment.

             (f) Upon receipt by Administrative Agent or Collateral Agent of written instructions from Borrowers to pay any of Borrowers' Net Cash Proceeds Retainage Amount received by Administrative Agent or Collateral Agent, Administrative Agent or Collateral Agent, as the case may be, shall, notwithstanding any contrary provision of this Agreement or any other Loan Document, and notwithstanding the occurrence of a Default or Event of Default, pay such Net Cash Proceeds Retainage Amount in accordance with such instructions; PROVIDED, HOWEVER, that Administrative Agent and Collateral Agent shall have no such obligation to pay Borrowers' Net Cash Proceeds Retainage Amount as so instructed to the extent such payment would conflict with any order of any court, or would, in the reasonable judgment of Administrative Agent or Collateral Agent, violate any applicable law.

     2.10. APPLICATION OF PAYMENTS. All payments (including prepayments), other than regularly scheduled interest payments, on the Loans or on any of the other Obligations (other than Obligations under the Cash Management System) shall be made to the Lenders or the Administrative Agent, as the case may be, for application against the Borrowers' Obligations as follows (regardless of how each Lender may treat such payments for purposes of its own accounting): FIRST to then due and outstanding fees, expenses or other charges of the Administrative Agent, the Co-Agents, the Steering Committee Lenders or the Collateral Agent under this Agreement or any of the other Restructuring Documents to the extent payable by the Borrowers; SECOND to then due interest on the Loans accrued and unpaid prior to the date such funds are received by the Lenders; and THIRD to the principal balance of the Loans (as provided in SECTION 12.2).

     2.11. GENERAL PROVISIONS AS TO PAYMENTS. The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees and of all other Obligations (other than Obligations payable under the Cash Management System) hereunder, not later than 12:00 Noon (Pittsburgh, Pennsylvania time) on the date when due, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Administrative Agent at its address referred to in the Schedule for Notices. Subject to the provisions of SECTION 2.10, the Administrative Agent will promptly distribute to each Lender its Applicable Pro Rata Share (if any) of each such payment received by the Administrative Agent for the account of the Lenders. The Borrowers agree to pay to the Administrative Agent, upon demand, the amount of any payment received by the Administrative Agent pursuant to the terms of the Cash Management System that is subsequently returned to the bank at which the Collateral Account is maintained or any bank that has transferred funds to the Collateral Account in accordance with the Cash Management System, because such bank transferred funds in advance of final collection and such funds are not finally collected. If such payment has already been applied in accordance with SECTION 2.10 and is not paid by the Borrowers within one (1) Business Day after the Administrative Agent's demand therefor, then each Lender shall pay to the Administrative Agent its Applicable Pro Rata Share of such returned payment. Whenever any payment of principal of, or interest on, the Loans or of fees with respect to the Loans or of any other Obligations shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     2.12. COMPUTATION OF INTEREST AND FEES. Interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     2.13. CASH MANAGEMENT SYSTEM. Each Borrower will establish, on or prior to the Closing Date, and each Borrower will maintain until the Obligations have been paid in full and all Commitments have been terminated, the Cash Management System described in SCHEDULE F.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES

     3.1.    INCREASED COST.

             (a) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

             (b) Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
SECTION 3.1.  A certificate of any Lender claiming compensation under this
SECTION 3.1 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     3.2.    TAXES.

             (a) Any and all payments by either Borrower to or for the account of any Lender or the Agents hereunder or under any Note or any other Loan Document shall be made without deduction for any Taxes or Other Taxes; PROVIDED, that if either Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.2) such Lender or the Agents (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in the Schedule for Notices, the original or a certified copy of a receipt evidencing payment thereof.

             (b) The Borrowers agree to indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 3.2) paid by such Lender or the Agents (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Agents (as the case may be) makes demand therefor.

             (c) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

             (d) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form pursuant to SECTION 3.2(c) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 3.2(b) or (c) with respect to Taxes imposed by the United States on payments by such Borrower; PROVIDED, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, such Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

             (e) If either Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 3.2, then such Lender will change the jurisdiction of its lending office to an office it maintains if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

                                   ARTICLE IV

                                    SECURITY

     4.1. THE BORROWERS' OBLIGATIONS. The Obligations of the Borrowers to pay all sums due to the Agents and the Lenders and to perform all other covenants and agreements under this Agreement, the Notes and the other Loan Documents to which the Borrowers are a party, shall be secured to the extent provided in the Security Documents. It is agreed and understood that the Indebtedness, liabilities and other obligations under the Existing Agreements shall not be secured by the Collateral.

     4.2. FURTHER ASSURANCES. The Borrowers shall, at their sole cost and expense, execute and deliver to the Administrative Agent or the Collateral Agent for the benefit of the Lenders all such further documents, instruments and agreements and agree to perform all such other acts which may be required in the opinion of the Administrative Agent to enable the Collateral Agent, the Agents and the Lenders to exercise and enforce their respective rights as the secured parties or beneficiaries under the Security Documents. To the extent permitted by applicable law, the Borrowers hereby authorize the Collateral Agent or the Administrative Agent on behalf of the Lenders to file Financing

Statements and continuation statements with respect to the security interests granted under the Security Documents in favor of the Collateral Agent for the benefit of the Agents and the Lenders and to execute such Financing Statements and continuation statements on behalf of the Borrowers.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

     5.1. CONDITIONS PRECEDENT TO INITIAL LOANS. The making of initial Loans hereunder shall be subject to the satisfaction by the Borrowers of the following conditions precedent, unless each Lender shall otherwise agree:

             (a) RESTRUCTURING DOCUMENTS. The Administrative Agent shall have received counterpart originals of this Agreement, the other Restructuring Documents and all the other certificates, schedules, and other items as specified in the Schedule of Documents attached hereto as SCHEDULE C, each duly and validly executed and acknowledged, where appropriate, by or on behalf of all the parties hereto or thereto (as the case may be).

             (b) THE NOTES. The Administrative Agent shall have received, for the benefit of each Lender, a Note conforming to the requirements of SECTION 2.4 duly and validly executed on behalf of the Borrowers.

             (c) LEGAL OPINION OF THE BORROWERS' COUNSEL. The Administrative Agent shall have received, with an executed counterpart for each Lender, the legal opinion of Jones, Day, Reavis & Pogue and of Hawley Troxell Ennis & Hawley, counsel to the Borrowers and Guarantors, and such other counsel approved by the Administrative Agent, dated the Closing Date, and addressed to the Administrative Agent and the Co-Agents for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent, and the Co-Agents.

             (d) INSURANCE. The Administrative Agent shall have received a certificate of the issuance of the insurance policies required by SECTION 7.7 and the Security Documents and the naming of the Administrative Agent, for the benefit of the Lenders, as lender loss payee and/or additional insured (as specified by the Administrative Agent) thereon under Form 438 BFU together with certified copies of all existing insurance policies, where available.

             (e) PERFECTION AND PRIORITY OF PERSONAL PROPERTY SECURITY INTERESTS. The Administrative Agent shall have received evidence that the Financing Statements have been filed as of the Closing Date with the corporate filing officers in the appropriate locations and that the security interests capable of being perfected by the filing of a Financing Statement on all of the personal property Collateral are duly perfected and subject to no prior Liens other than Permitted Liens. The Administrative Agent shall have received evidence of Lien searches, through a date satisfactory to the Administrative Agent, showing no Liens affecting the property covered by the Security Documents other than those granted in favor of the Agents for the benefit of the Lenders in connection herewith or Permitted Liens. The Administrative Agent shall have received all certificates of stock to be delivered pursuant to the Security Agreements.

             (f) DESCRIPTIONS WITH RESPECT TO REAL PROPERTY COLLATERAL. The Administrative Agent shall have received complete and correct legal descriptions with respect to all Real Property Collateral.

             (g) MORTGAGES; LANDLORD WAIVERS. The Mortgages, or modifications thereof, each duly and validly executed and acknowledged, where appropriate, by or on behalf of all the appropriate parties thereto, shall have been duly recorded in the official real property records of the appropriate offices of the respective counties (or parishes) in which the Real Property Collateral relating thereto is located. The Administrative Agent shall have received all landlord waivers, estoppel certificates and consents with respect to any leasehold estates required by the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

             (h) TITLE POLICIES. The Administrative Agent shall have received with respect to each of the Mortgages, or modifications thereof, title policies or title endorsements, as the case may be, from title companies acceptable to the Administrative Agent dated as of the Closing Date. Each title policy shall
(a) be in an amount not less than the amount set forth on Schedule 5.1(h), (b) be issued at ordinary premium rates, (c) insure that the Mortgage insured thereby creates a valid, first priority Lien on the Real Property Collateral covered by the Mortgage, free and clear of all defects and encumbrances except such standard printed exceptions contained in the policy form referred to below as the Administrative Agent may, in its sole discretion, permit and the Permitted Liens, (d) be in the form of ALTA Extended Coverage Lenders'
Policy -- 1970, (e) contain such endorsements and affirmative coverages as the Administrative Agent may request, including endorsements for future advances under this Agreement and for mechanic's liens and (f) where the Administrative Agent requests, be accompanied by a Uniform Commercial Code search. The Administrative Agent shall have received evidence satisfactory to it that all premiums with respect to such policies have been paid by or on behalf of the Borrowers.

             (i) ENVIRONMENTAL INSPECTION. The Administrative Agent shall have received a copy of the environmental inspection reports regarding all real property currently leased or owned by the Borrowers, which reports (a) shall be in form and substance satisfactory to the Administrative Agent and (b) shall reveal no material violations of any Environmental Material Laws and no other conditions which are unacceptable to the Administrative Agent in its sole discretion.

             (j) EVIDENCE OF INDEBTEDNESS. The Administrative Agent shall have received (a) a copy of each indenture, loan agreement, guarantee, promissory note and other evidence of Indebtedness (together with all modifications, amendments, restatements or supplements thereto) to which the Borrowers or any Guarantors are a party constituting a liability (contingent or otherwise) equal to or in excess of $2,000,000, the terms and conditions of which shall be satisfactory to the Administrative Agent, and (b) a SCHEDULE 5.1(j) certified by the chief executive officer and chief financial officer of each Borrower describing any default or failure of performance or any event which with the giving of notice of, or lapse of time, or both, would become a default by such Borrower under any of such documents, instruments or agreements.

                  CONSENTS. The Administrative Agent shall have received evidence reasonably satisfactory to it in its sole discretion that the Borrowers and any Guarantors have obtained all requisite consents and approvals required to be obtained from any Governmental Authority, Person or entity whatsoever, to permit the transactions contemplated by the Restructuring Documents to be consummated in accordance with their respective terms and conditions.

             (l) DISBURSEMENT AUTHORIZATION. The Administrative Agent shall have received a Notice of Borrowing regarding the disbursement of the proceeds of the Loans to be made on the Closing Date.

             (m) PAYMENT OF FEES AND EXPENSES. The Borrowers shall have paid all fees set forth in SECTION 2.7 that are payable on the Closing Date and such other fees and expenses of the Steering Committee Lenders and their Professionals set forth in that certain side letter dated April 11, 1995.

             (n) SOLVENCY CERTIFICATE. The Administrative Agent shall have received a solvency certificate of the chief executive officer and the chief financial officer of MKD, in substantially the form of EXHIBIT C.

             (o) PENDING AND THREATENED LITIGATION. The Administrative Agent shall have received SCHEDULE 5.1(o) and shall have reviewed all such pending or threatened litigation against the Borrowers and their Subsidiaries, and such disclosures shall reveal no conditions unacceptable to the Administrative Agent in its sole discretion.

             (p) ASSET DISPOSITION PROGRAM. The Administrative Agent shall have received the Asset Disposition Program.

                  THE MK RAIL RESTRUCTURING. The MK Rail Restructuring shall have been consummated with all conditions to the effectiveness having been satisfied, subject only to the execution of this Agreement and the other Loan Documents.

             (r) OTHER MATTERS. The Administrative Agent shall have received all other documents, instruments, agreements, opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent reasonably may request.

     5.2. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each of the Lenders to make any Loans on any date is subject to the satisfaction by the Borrowers, or the waiver by the Administrative Agent and the Majority Lenders, of the conditions set forth below. Each Borrowing by the Borrowers shall constitute a representation and warranty by the Borrowers to the Administrative Agent and each such Lender, as of each such borrowing, that the conditions in this SECTION 5.2 have been satisfied.

             (a) BORROWINGS. Receipt by the Administrative Agent of a Notice of Borrowing as required by SECTION 2.2. Immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments.

             (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrowers and each of them set forth in this Agreement, the Notes or the other Restructuring Documents or, in any certificate or opinion by or on behalf of the Borrowers in connection herewith, shall be correct on and as of the date of any requested Loan as if made on and as of such date.

             (c) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on the date of such requested Loan or after giving effect to the Loans to be made on such date.

             (d) NO VIOLATIONS. No Requirement of Law shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending which would enjoin, prohibit or restrain any Lender from making a requested Loan.

             (e) CERTIFICATE OF CHIEF FINANCIAL OFFICER REGARDING THE BUDGET. Receipt by the Administrative Agent of a certificate of the chief financial officer of each of the Borrowers (i) certifying the Borrowers' compliance with the Budget for the period prior to the Borrowing and (ii) setting forth projected uses for requested Loans.

             (f) OFFICER'S CERTIFICATE. The Administrative Agent shall have received a certificate of the chief executive officer and the chief financial officer of each Borrower dated the date of such requested Loan, that to the best of each officers' knowledge (i) each of the representations and warranties contained in ARTICLE VI and in any other Loan Document is true and correct on and as of the date of such requested Loans, with the same force and effect as if made on and as of such date; (ii) all obligations, covenants, agreements and conditions contained in this Agreement and the Restructuring Documents to be performed or satisfied by each Borrower on or prior to the date of such requested Loan have been performed or satisfied in all respects or duly waived by the Majority Lenders or All Lenders as the case may be; (iii) as of the date of such requested Loan and since March 23, 1995, no Material Adverse Effect has occurred (except as disclosed on SCHEDULE 6.19 hereto); (iv) no Default or Event of Default has occurred, or would result from the making of such requested Loans; (v) each Borrower and each Guarantor has delivered to the Administrative Agent true and correct copies of all documents required to be delivered to the Administrative Agent pursuant to the Schedule of Documents, and all such documents are complete and correct on and as of the date of such requested Loan; and (vi) no Liens have arisen or been granted with respect to the Collateral other than Permitted Liens.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

             In order to induce the Agents and the Lenders to enter into this Agreement, and to make the Loans and other financial accommodations provided for herein, the Borrowers hereby make the following representations and warranties to the Agents and to each Lender:

     6.1. ORGANIZATION AND QUALIFICATION. Each of the Borrowers and Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its incorporation and is duly qualified and in good standing in each jurisdiction wherein the conduct of its business or the ownership of its properties requires such qualification, except for those jurisdictions in which the failure to be qualified and in good standing would not have or result in a Material Adverse Effect or would not materially adversely affect the ability of the Collateral Agent to collect any material account receivable.

     6.2. CORPORATE POWER AND AUTHORIZATION; BINDING EFFECT. Each of the Borrowers and Guarantors has the corporate power and has taken all corporate action necessary to authorize it to execute, deliver, and perform this Agreement and each of the other Restructuring Documents executed by it and to grant the security interests and liens granted or created thereunder. This Agreement constitutes, and when executed the other Restructuring Documents will constitute, legal and valid obligations of each Borrower binding upon it and enforceable in accordance with their respective terms, except as the enforceability of each such Restructuring Document may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and except as the availability of equitable remedies are subject to the application of equitable principles.

     6.3. NO CONFLICT. The execution, delivery and performance of this Agreement, the Notes, the other Restructuring Documents and the secured financing transactions contemplated hereby, the use of proceeds thereof, and the performance by the Borrowers and the Guarantors (a) do not conflict with or violate any provision of the Articles of Incorporation or Certificate of Incorporation, as the case may be, or By-Laws of any Borrower or any Guarantor, any material Requirement of Law or any Contractual Obligation of any Borrower or any Guarantor, (b) do not conflict with, constitute a default or require any consent under any Contractual Obligation of any Borrower or any Guarantor, and
(c) do not result in the creation of any Lien other than a Permitted Lien upon any property or assets of any Borrower or any Guarantor.

     6.4. NO CONSENTS. All necessary consents, approvals and authorizations of, filings with, and acts by or with respect to all Governmental Authorities and other Persons (except possession of certain collateral or filings with the appropriate Governmental Authorities necessary to perfect the security interests under the Security Documents) required to be obtained, made or taken by the Borrowers or the Guarantors in connection with the secured financing transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Restructuring Documents, have been obtained, made or taken, and remain in effect. All applicable waiting periods have expired without any Governmental Authority or other Person taking any action which restricts, prevents or imposes materially adverse conditions upon the consummation of the secured financing transactions contemplated hereby.

     6.5.    ABSENCE OF LITIGATION.  Except as otherwise set forth in
SCHEDULE 5.1(O), there are no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or Governmental Authority) pending, or, to the Borrowers' knowledge, threatened, against or affecting the Borrowers or the Guarantors or any of their Consolidated Subsidiaries or, to the knowledge of the Borrowers, any basis therefor, (a) which challenge the validity or propriety of the secured financing transactions contemplated hereby, (b) which could reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect, or (c) which could materially affect the ability of the Borrowers to perform their obligations under this Agreement or the other Restructuring Documents.

     6.6. NO DEFAULT UNDER THE RESTRUCTURING DOCUMENTS. No Default or Event of Default has occurred and is continuing.

     6.7. INDEBTEDNESS. Set forth on SCHEDULE 6.7A hereto is a complete and correct list of all Indebtedness of the Borrowers and the Guarantors in excess of $2,000,000, other than Contingent Obligations, and the approximate aggregate principal amount thereof outstanding. Set forth on SCHEDULE 6.7B is a complete and correct list of all Contingent Obligations for which the principal amount outstanding or the amount for which the Borrowers or the Guarantors are liable exceeds $1,000,000, and the approximate aggregate amount of such principal or of such liability outstanding.

     6.8. MATERIAL CONTRACTS. Set forth on SCHEDULE 6.8 hereto is a complete and accurate list of (a) each Material Contract, and (b) each Capital Lease Obligation of the Borrowers and the Guarantors existing on the Closing Date which exceeds $10,000,000 annually; other than as set forth in SCHEDULE 6.8 or otherwise disclosed in writing to the Administrative Agent, each such Material Contract or Capital Lease is, and after giving effect to the consummation of the transactions contemplated by the Restructuring Documents will be, in full force and effect in accordance with the terms thereof. Except as previously disclosed to the Administrative Agent and the Lenders or as listed in SCHEDULE 6.8A hereto, there are no defaults by the Borrowers or the Guarantors or, to the best of their knowledge, by any other party under any such Material Contract which could reasonably be expected to have or result in a Material Adverse Effect, or could reasonably be expected to affect the Borrowers' or the Guarantors' ability to perform their Obligations under this Agreement, the Notes and the other Restructuring Documents. Neither the Borrowers nor the Guarantors are in default (nor has any event occurred which, with notice or lapse of time or both would constitute a default) under any of the Existing Agreements. The Borrowers and the Guarantors have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on SCHEDULE 6.8.

     6.9. CORRECTNESS OF COLLATERAL SCHEDULES. The Schedules listed as Item No. 3.00 of the Schedule of Documents and delivered to the Administrative Agent in connection herewith are complete and correct in all material respects.

     6.10. CORRECTNESS OF FINANCIAL INFORMATION. The financial statements described in Item No. 1.00 of the Schedule of Documents and delivered to the Administrative Agent in connection herewith are true and correct and (a) present fairly, in all material respects, the Consolidated financial condition of the Borrowers, the Guarantors and their Consolidated Subsidiaries as of the date thereof, (b) disclose all material liabilities of the Borrowers, the Guarantors and their Consolidated Subsidiaries, whether liquidated or unliquidated, fixed or contingent, that are required to be disclosed under Generally Accepted Accounting Principles as of the date thereof, and (c) have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied. Each of the Budget and the projections described in ITEM 1.00 of the Schedule of Documents and delivered to Administrative Agent in connection herewith are based upon reasonable estimates and assumptions, and reflect the reasonable estimates of the Borrowers and their Consolidated Subsidiaries of the results of operations and other information projected therein.

     6.11. SECURITY DOCUMENTS. The Security Documents to which the Borrowers and the Guarantors are a party create in favor of the Collateral Agent for the benefit of the Lenders to secure the Obligations valid, and, upon the proper filing by the Collateral Agent of Financing Statements at appropriate offices, a first priority, perfected security interests in the property and assets described in the Security Documents capable of being perfected by the filing of a Financing Statement, subject only to Permitted Liens.

     6.12. TAXES. The Borrowers and the Guarantors have filed all tax returns which were required to be filed in any jurisdiction, and paid all taxes shown thereon to be due or otherwise due upon the Borrowers and the Guarantors or any of their properties, income or franchises, including interest, assessments, fees and penalties (other than any immaterial amounts, which the Borrowers or the Guarantors shall pay or make provision to pay), or have provided adequate reserves for the payment thereof. To the best knowledge of the Borrowers, no claims are threatened, pending or being asserted with respect to, or in connection with any return referred to in this SECTION 6.12, which could reasonably be expected to have or result in a Material Adverse Effect, or could reasonably be expected to affect the Borrowers' ability to perform their Obligations under this Agreement and the other Restructuring Documents.

     6.13. NO BURDENSOME RESTRICTIONS. No Material Contract and no material Requirement of Law relating to or otherwise affecting the Borrowers or the Guarantors will result in a Material Adverse Effect.

     6.14. JUDGMENTS. There are no outstanding or unpaid judgments against the Borrowers or the Guarantors in excess of (a) $100,000 individually, or
(b) $2,000,000 in the aggregate, except as expressly set forth in SCHEDULE 6.14.

     6.15. COMPLIANCE WITH LAWS. The Borrowers and the Guarantors are not and will not be in violation of, or not in compliance with, any Requirement of Law binding upon the Borrowers and the Guarantors or their properties and assets, including any building, zoning, occupational safety and health ordinances or regulations relating to their structure or equipment, or the operation thereof or of its respective business, or any applicable fair employment, equal opportunity or similar law, ordinance or regulation, the noncompliance with which could reasonably be expected to have or result in a Material Adverse Effect, and (b) are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance which could reasonably be expected to have or result in a Material Adverse Effect.

     6.16. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multi-employer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
(iii) except as set forth on SCHEDULE 6.16, incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     6.17. GOVERNMENTAL AUTHORIZATIONS; PERMITS, LICENSES AND ACCREDITATIONS; OTHER RIGHTS. The Borrowers and the Guarantors have all licenses, permits, approvals, qualifications, consents, certificates of needs and accreditations (where such are required) and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over the Borrowers or the Guarantors, except where such failure could not have or result in a Material Adverse Effect.
Copies of all such licenses, permits, approvals, qualifications, consents and other authorizations shall be provided to the Administrative Agent upon request. Neither the Borrowers nor the Guarantors are in default under any of such licenses, permits, approvals, consents, qualifications or authorizations and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or accreditation, except where such failure could not have or result in a Material Adverse Effect. The continuation, validity and effectiveness of all material licenses, permits, approvals, consents, qualifications and authorizations will not be adversely affected by the transactions contemplated by this Agreement. The Borrowers know of no reason why they or the Guarantors will not be able to maintain all licenses, permits, approvals, consents, qualifications, accreditations and other authorizations necessary or appropriate to own and operate their respective current businesses and to obtain such licenses, permits, approvals, consents, qualifications and other authorizations necessary to own and operate their respective current businesses, and otherwise conduct the business of the Borrowers, the Guarantors and their Consolidated Subsidiaries as now conducted and presently proposed to be conducted.

     6.18. ENVIRONMENTAL MATTERS. In the ordinary course of their business, the Borrowers conduct an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrowers, the Guarantors and their Consolidated Subsidiaries, in the course of which they identify and evaluate associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrowers have reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have or result in a Material Adverse Effect.

     6.19. NO MATERIAL ADVERSE EFFECT. Since March 23, 1995, there has been no Material Adverse Effect, other than as disclosed in SCHEDULE 6.19.

     6.20. SOLVENCY. On the Closing Date, after giving effect to the initial Borrowings under this Agreement to be made on the Closing Date and the consummation of the transactions contemplated thereby, the amount of the assets of MKD on a consolidated basis will exceed the amount of the liabilities of MKD on a consolidated basis as determined in accordance with Generally Accepted Accounting Principles.

     6.21. CONSOLIDATED SUBSIDIARIES; SUBSIDIARIES. Each of the Borrowers' and the Guarantors' Consolidated Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all legal powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Set forth on SCHEDULE 6.21 is a complete and correct list of each of the Borrower's Subsidiaries. Set forth on SCHEDULE E is a complete and correct list of each of the Borrower's wholly-owned Subsidiaries other than foreign wholly-owned subsidiaries, Emkay Development Company, Inc. and Emkay Capital Investments, Inc.

     6.22. MARGIN SECURITIES. Neither Borrower nor any Guarantor is engaged principally in, nor has as one of its most important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as now in effect. No part of the Indebtedness evidenced by the Notes, or otherwise created in connection with this Agreement or the other Restructuring Documents, shall be used, directly or indirectly, for the purpose of purchasing any such margin stock. If requested by the Administrative Agent, the Borrowers shall furnish or cause to be furnished to the Administrative Agent a statement, in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect.

     6.23. INVESTMENT COMPANY ACT. Neither of the Borrowers nor any Guarantor is an "investment company" nor a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as now in effect.

     6.24. BUSINESS LOCATIONS AND TRADE NAMES. Set forth on SCHEDULE 6.24A is a complete and correct list of each location where each of the Borrowers and the Guarantors maintains its chief executive office, its principal place of business, an office, a place of business or any material financial records. Set forth on SCHEDULE 6.24B is a complete and correct list of each name under or by which each Borrower and Guarantor conducts its business, or by which each Borrower and Guarantor (or its predecessors in interest) has conducted its business during the past five years.

     6.25. TITLE TO REAL PROPERTY AND OTHER ASSETS. The Borrowers and the Guarantors have good and marketable title (or good and marketable leasehold interests with respect to leased property) to all their Real Property and all personal property assets and fixtures subject to no Liens other than Permitted Liens. The Borrowers and the Guarantors hold directly the fee and leasehold interest in all facilities constituting the Real Property Collateral. As of the Closing Date, there are no contracts or options by either Borrower, any Guarantor or any of their Subsidiaries for the sale or lease of any of the Real Property Collateral, except as set forth on SCHEDULE 6.25. All easements, servitudes and rights of way necessary to the operations presently conducted or proposed to be conducted at the facilities constituting the Real Property Collateral have been obtained.

     6.26. LABOR MATTERS. There are no controversies pending between the Borrowers, the Guarantors or their Subsidiaries and their employees which may constitute or result in a Material Adverse Effect.

     6.27. EMPLOYMENT AND INVESTMENT AGREEMENTS. Set forth in SCHEDULE 6.27 is a complete and accurate list of (i) all employment agreements and executive compensation arrangements to which any Borrower, any Guarantor or any Subsidiary of a Borrower or a Guarantor is a party which provides for aggregate compensation to any Person (assuming compliance with or satisfaction of all contingencies or conditions) of more than $150,000 per year, and (ii) all agreements relating to the voting or disposition of any outstanding shares of capital stock of each Borrower, Guarantor or any of their Subsidiaries. The Borrowers and the Guarantors have delivered to the Administrative Agent a true and complete copy of each of the agreements required to be listed in
SCHEDULE 6.27.

     6.28. NO MISSTATEMENTS. Neither this Agreement, the Notes, the other Restructuring Documents, nor any document, instrument and other agreement, certificate, statement or other information referred to herein or expressly furnished to the Administrative Agent or to any of the Lenders pursuant hereto or thereto, contains any misstatement of a material fact or omits to state any material fact or any fact necessary to make the statements contained herein or therein not misleading on the date furnished or on the Closing Date, except as otherwise subsequently disclosed to the Administrative Agent and all Lenders in writing on or prior to the Closing Date.

     6.29.   MK RAIL RESTRUCTURING.  The MK Rail Restructuring has occurred.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

             So long as any Loans or other amounts due hereunder are unpaid or outstanding, any Obligations are unperformed or any of the Commitments are in effect, the Borrowers, and, without duplication, each of them, shall, unless the Majority Lenders shall otherwise agree:

     7.1. FINANCIAL STATEMENTS; ADDITIONAL REPORTING REQUIREMENTS. Furnish to the Administrative Agent:

             (a) Not later than three Business Days after each calendar week, an unaudited consolidating cash flow statement in the form of the Budget for such week setting forth a comparison to the Budget for such calendar week, certified by the chief financial officer as complete and correct to the best of his knowledge;

             (b) Not later than the twenty-fifth (25th) day after each calendar month, an unaudited consolidating income statement, balance sheet and cash flow statement (including MK Rail Corporation on an equity basis using the most current monthly information available), in each case for such month, and setting forth a comparison to the projections for such calendar month and the actual results for such calendar month in the previous fiscal year, certified by the chief financial officer as complete and correct, subject to normal accounting adjustments and without footnotes;

             (c) Not later than two (2) Business Days after the Borrowers receive all necessary financial information regarding MK Rail Corporation, the financial statements referred to in (b) above but including MK Rail Corporation, certified by the chief financial officer as complete and correct, subject to normal accounting adjustments and without footnotes;

             (d) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of MKD, a Consolidated balance sheet of MKD and its Consolidated Subsidiaries as of the end of such quarter and the related Consolidated statements of income and cash flows for such quarter and for the portion of MKD's fiscal year ended at the end of such quarter, setting forth in the case of such income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of MKD's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the chief financial officer, controller or treasurer of MKD;

             (e) As soon as available and in any event by April 30, 1995, a Consolidated balance sheet of MKD and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing, together with an unaudited annual report prepared on a consolidating basis in conformity with Generally Accepted Accounting Principles;

             (f) Promptly upon the mailing thereof to the shareholders of MKD generally, copies of all financial statements, reports and proxy statements so mailed;

             (g) Promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which MKD shall have filed with the Securities and Exchange Commission;

             (h) Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities or any Indebtedness of the Borrowers pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this SECTION 7.1;

             (i) On a monthly basis a statement listing the outstanding receivable and payable accounts between the Borrowers, and Affiliates of the Borrowers; PROVIDED, HOWEVER, that any transfers or group of related transfers of cash or other assets in excess of $1,000,000 between the Borrowers, and Affiliates of the Borrowers, shall be reported on a weekly basis;

              (j) On a monthly basis, within twenty five (25) days of the close of the prior calendar month, a report outlining work status for jobs involving either Borrower or any Consolidated Subsidiary valued by any Borrower or Consolidated

Subsidiary in excess of $10,000,000 certified by the chief financial officer as complete and correct;

             (k) On a weekly basis reports outlining new work awards and bonding requirements for jobs involving either Borrower or any Consolidated Subsidiary, certified by the chief financial officer as complete and correct;

             (l) On a monthly basis, within twenty five (25) days of the close of the prior calendar month, a report outlining the status of each of the Borrowers' backlog, certified by the chief financial officer as complete and correct;

             (m) On a weekly basis a report prepared by each of the Borrowers' financial advisors regarding the status of asset sales by either Borrower or any Consolidated Subsidiary (excluding the asset sales involving AmerBank and Western Aircraft, Inc.), certified by the chief financial officer as complete and correct;

             (n) As required under the Standstill Agreement, reports required to be delivered to the Bonding Company under the Standstill Agreement;

             (o) On a daily basis, each Borrower's daily cash balances, certified by the chief financial officer as complete and correct;

             (p) On a weekly basis, a report of any reductions of letter of credit obligations under the Existing Agreements;

             (q) On a weekly basis, the management operation reports prepared for each of the Borrowers' divisions; and

             (r) From time to time such additional information regarding the financial position, business, properties or operations of MKD, MKO and any of their Consolidated Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

     7.2. PROVISION OF NOTICES. Give notice to the Administrative Agent of the occurrence of any of the following events not later than twenty-four (24) hours after the Borrowers know of such event:

             (a)  DEFAULT.  Any Default or Event of Default.

             (b) OTHER DEFAULT OR LITIGATION. (i) Any default or event of default under any Contractual Obligation of any Borrower or Guarantor of greater than $1,000,000 or which could otherwise have or result in a Material Adverse Effect; (ii) any litigation, investigation or proceeding which may exist at any time between the Borrowers and any Governmental Authority; or (iii) any other litigation, which, as relates to (i) or (ii) above, if adversely determined, could (y) if the remedies prayed for do not include damages, have or result in a Material Adverse Effect, and (z) if the remedies prayed for include damages, would result in a liability equal to or in excess of $5,000,000 if the claim is covered by insurance, and in excess of $1,000,000 if the claim is not covered by insurance.

             (c) REPORTABLE EVENTS. Except as provided on Schedule 7.2(c)A, any Reportable Event with respect to any Single Employer Plan maintained by the Borrowers or (b) the institution of proceedings or except as provided on
Schedule 7.2(c)B the taking or expected taking of any other action by the PBGC, any Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Single Employer Plan maintained by any Borrower and with respect to a Multi-employer Plan, the reorganizational insolvency of the Plan. In addition to such notice, the Borrowers shall as soon as practicable deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (i) a certificate of the chief executive officer and the chief financial officer of each Borrower setting forth details as to such Reportable Event and the action, if any, that it or the Commonly Controlled Entity proposes to take with respect thereto, together with the copy of any notice of such Reportable Event that is required to be filed with PBGC, or (ii) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

             (d) ENVIRONMENTAL MATTERS. (i) Any event which makes any of the representations set forth in SECTION 6.18 inaccurate in any respect or (ii) the receipt by any Borrower of any notice, order, directive or other written communication from a Governmental Authority alleging violations of or noncompliance with any Environmental Laws.

             (e) MATERIAL CONTRACTS; MATERIAL OBLIGATIONS. (i) Any proposed material amendment, change or modification to, or waiver of any material provision of, or any termination of, any Material Contract, other than amendments, changes, modifications, waivers or terminations in the ordinary course of business as presently conducted, and (ii) any new Material Contract which has not been previously disclosed to the Lender in financial reports or otherwise in writing.

             (f) CASUALTY LOSSES. Any casualty loss or losses, not covered by insurance, in excess of $1,000,000.

             (g) NOTICES RE: BONDING ISSUES. The receipt by any of the Borrowers of any notice or other communication from the Bonding Company regarding material changes in the Bonding

Company's issuance of payment or performance bonds in connection with the projects to be performed by the Borrowers or their Consolidated Subsidiaries.

             (h) NOTICES OF VIOLATION. The receipt by any Borrower of any notice, order, directive or other written communication from a Governmental Authority commencing an investigation or inquiry by any Governmental Authority or alleging violations of or noncompliance with any Requirement of Law which could reasonably be expected to have or result in a Material Adverse Effect.

             (i) CHANGES TO SCHEDULES. Any changes to the information on SCHEDULES 6.24A and 6.24B.

     7.3. FILING OF RETURNS; PAYMENT OF TAXES. File all tax returns when due and pay or cause to be paid before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or business of the Borrowers except to the extent and so long as (a) the same are being contested in good faith by appropriate proceedings, and (b) as to which adequate reserves in conformity with Generally Accepted Accounting Principles with respect thereto have been provided on the books of the Borrowers.

     7.4. MAINTENANCE OF EXISTENCE. Maintain and preserve, and, will cause each Consolidated Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

     7.5. COMPLIANCE WITH LAWS. Comply, and cause each Consolidated Subsidiary to comply, with all Requirements of Law in all material respects except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     7.6. MAINTENANCE OF PROPERTIES. Maintain, preserve and keep all of its buildings, tangible properties, equipment and other property and assets, whether owned or leased, used and necessary in its business, in good repair, working order and condition, and from time to time to make all necessary and proper repairs and replacements so that at all times the utility, efficiency or value thereof shall not be impaired in any material respect.

     7.7. INSURANCE. Maintain (a) insurance (in addition to any insurance required under the Security Documents) on all insurable property and assets owned or leased by the Borrowers or the Guarantors in the manner, to the extent and against at least such risks (in any event, including liability and casualty, including hazard, fire and business interruption coverage) usually done by owners of similar businesses and properties in similar geographic areas, and adequate workers' compensation insurance and (b) appropriate self-insurance reserve funds covering those risks for which the Borrowers or the Guarantors presently self-insure, which self-insurance reserves shall be funded to the extent from time to time required by the insurer for the Borrowers and the Guarantors (which insurer shall be acceptable to the Administrative Agent) or another excess insurance carrier for the Borrowers or the Guarantors acceptable to the Administrative Agent. All such insurance shall be in such amounts and form and with such insurance companies as are reasonably satisfactory to the Administrative Agent and shall name the Collateral Agent, for the benefit of the Lenders, as an additional insured. The Borrowers or the Guarantors shall furnish the following to the Administrative Agent: (x) annually or at any time upon written request, full information as to such insurance carried, including the amounts of all self-insurance reserve funds; (y) lender loss payable endorsements (Form 438 BFU) in favor of the Collateral Agent (for the benefit of the Lenders), in form and substance satisfactory to the Administrative Agent; and (z) at least annually and on such other times as reasonably requested by the Administrative Agent, certificates of insurance from such insurance companies and certified copies of such insurance policies. All policies of insurance shall provide for not less than 30 days prior written cancellation notice to the Administrative Agent.

     7.8. BOOKS AND RECORDS. Keep and maintain full and accurate books of record and accounts of its operations, dealings and transactions in relation to its business and activities, in conformity with Generally Accepted Accounting Principles and all Requirements of Law.

     7.9.    COMPLIANCE WITH TERMS OF ALL REAL PROPERTY RELATED AGREEMENTS.
Make all payments and otherwise perform all of its obligations in respect of all Real Property Collateral with respect to which the failure to so perform could have a material adverse effect on the security afforded thereby, and use its best efforts to keep, and take all action to keep, the leases on all leaseholds in full force and effect, and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, and notify the Administrative Agent of any defaults of the Borrowers or any default of any other party with respect to such leases and cooperate in all respects with all actions of the Administrative Agent to cure such defaults.

     7.10. HAZARDOUS MATERIALS. Except in compliance with all applicable Environmental Laws, the Borrowers shall not and shall use its reasonable best efforts not to cause or permit any other person or entity to, cause or permit the presence, use, generation, manufacture, installation, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about any real property owned by the Borrowers or any Subsidiary or any real property leased, subleased, occupied or used by the Borrowers or any Subsidiary, or the transportation of any Hazardous Materials to or from any such real property unless such use or transportation is on a temporary basis incidental to the conduct of its business in the ordinary course and is performed in a manner that does not cause a material violation of any applicable Environmental Law. In the event of any breach or violation of the foregoing, or in the event of any other release or threatened release of Hazardous Materials on, under, in or about any real property owned by the Borrowers or any real property leased, subleased, occupied or used by the Borrowers, the Borrowers shall promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination to the extent required by applicable Environmental Law using a duly qualified, licensed and insured contractor. In the event of any release or threatened release of Hazardous Material on, under, in or about any real property owned by any Subsidiary or any real property leased, subleased, occupied or used by any Subsidiary, the Borrowers shall cause such Subsidiary to promptly commence and diligently complete a clean-up or other remediation of any such environmental contamination to the extent required by applicable Environmental Law using a duly qualified, licensed and insured contractor.

     7.11. INTELLECTUAL PROPERTY ASSIGNMENTS. Execute intellectual property assignments in form and substance satisfactory to the Administrative Agent, upon the Borrowers' applications with any state or federal agency for or registration of any patents, trademarks or other intellectual property or licenses thereof, and cooperate with the Administrative Agent to have such assignments or other documents filed with the appropriate state or federal agency.

     7.12. FURTHER ASSURANCES. Perform, make, execute and deliver all such additional and further acts, things, deeds, occurrences and instruments as the Administrative Agent or the Majority Lenders may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and ensure the Administrative Agent, the Co-Agents and the Lenders their respective rights under this Agreement, the Notes and the other Restructuring Documents.

     7.13. INSPECTION OF PROPERTY, BOOKS AND RECORDS. Keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with Generally Accepted Accounting Principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Consolidated

Subsidiary to permit, representatives and Professionals of the Administrative Agent or any Steering Committee Lender, including Ernst & Young (at the Borrowers' expense), to enter upon the Real Property Collateral, to take and remove soil and groundwater samples from the Real Property Collateral, to conduct tests on any part of the Real Property Collateral, to visit, inspect, and appraise any of the Collateral, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such times and as often as may be desired.

     7.14. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrowers to pay all obligations under the Bank of America Illinois Receivables Purchase Agreement, and for working capital purposes in accordance with the Budget, and for no other purpose. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     7.15.   COMPLIANCE WITH ASSET DISPOSITION PROGRAM.

             (a) Timely comply with the terms of their Asset Disposition Program, subject to the restrictions of SECTIONS 8.3 AND 8.4.

             (b) Provide a brief description of any bona fide offer in excess of $3,500,000 for any proposed disposition of assets.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

             So long as any Loans or other amounts due hereunder are unpaid or outstanding, any Obligations are unperformed or any of the Commitments are in effect, the Borrowers shall not, unless the Majority Lenders shall otherwise agree (except as otherwise provided in SECTION 13.6):

     8.1. INDEBTEDNESS. Create, incur, assume or suffer to exist, or permit any Consolidated Subsidiary to create, incur, assume or suffer to exist, any Indebtedness, EXCEPT:

             (a) Indebtedness of the Borrowers in connection with this Agreement;

             (b) Indebtedness existing, or relating to commitments existing, on the Closing Date, all as set forth on SCHEDULE 8.1 and any extensions, refundings or renewals thereof on terms satisfactory to the Majority Lenders; PROVIDED, HOWEVER, that the principal amount thereof or the interest rate thereon shall not be increased, nor shall the amortization schedule thereof be shortened;

             (c) Indebtedness with respect to financed insurance premiums which is not past due;

             (d) Indebtedness for performance or payment bonds incurred in the ordinary course of the Borrowers' or any Consolidated Subsidiary's business; or

             (e) Purchase money Indebtedness with respect to Capital Expenditures obtained from financing sources other than the Lenders ("Additional Capital Expenditure Indebtedness"); PROVIDED, that (i) no Default or Event of Default has occurred and is continuing at the time the Additional Capital Expenditure Indebtedness is to be incurred, (ii) the amount of such Additional Capital Expenditure Indebtedness outstanding at any time shall in no event exceed $1,000,000, and (iii) each of the Borrowers shall have delivered notice to the Administrative Agent of its intention to incur any Additional Capital Expenditure Indebtedness.

             (f) Indebtedness in connection with a refinancing of the MK Rail Credit Agreement; PROVIDED, that any cash received by MK Rail in excess of the amount of Indebtedness outstanding under the MK Rail Credit Agreement as of the Closing Date is paid to Borrowers and then paid pursuant to Section 2.9(b).

             (g) Indebtedness of McConnell Dowell Corporation Limited that is not guaranteed by the Borrowers.

     8.2. NEGATIVE PLEDGE. Create, assume or suffer to exist, or permit any Consolidated Subsidiary to create, assume or suffer to exist, any Lien on any asset now owned or hereafter acquired by them, except:

             (a)  Liens of the Security Documents;

             (b) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement which are listed on
SCHEDULE 8.2 hereto;

             (c) Any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; PROVIDED, that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

             (d) Any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this

Section; PROVIDED, that such Indebtedness other than as permitted in SECTION 8.1(f) is not increased and is not secured by any additional assets;

             (e) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset and the Borrowers shall maintain in accordance with Generally Accepted Accounting Principles appropriate reserves therefor;

             (f) Materialmen's, mechanic's, workmen's repairmen's or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any material asset;

             (g) Liens which are bonded in a manner reasonably satisfactory to the Majority Lenders; and

             (h) Liens permitted by the Ship Mortgage on the vessel thereby encumbered.

     8.3. PROHIBITION OF FUNDAMENTAL CHANGES. Directly or indirectly, (whether in one transaction or a series of transactions), (a) enter into any transaction of merger, consolidation or amalgamation; (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, transfer or otherwise dispose of all or a substantial part of its respective business or assets; (d) acquire by purchase or otherwise all or substantially all the business or assets, or stock or other evidence of beneficial ownership, of any Person; (e) make any material change, which could have an adverse effect on the Borrowers' ability to perform their Obligations hereunder, in their present method of conducting business; (f) enter into any agreement or transaction where they are bound to do or permit any of the foregoing; or (g) permit any Consolidated Subsidiary to do any of the foregoing.

     8.4.    PROHIBITION ON SALE OF ASSETS.

             (a) Sell, transfer, convey, lease or otherwise dispose of, or permit any Consolidated Subsidiary to sell, transfer, convey, lease, or otherwise dispose of, all or any of the assets of the Borrowers and their Consolidated Subsidiaries except (i) sales of inventory in the ordinary course of business and (ii) sales of equipment not exceeding $200,000 for any individual item or $1,500,000 in the aggregate; PROVIDED, that if the sales price of any item is greater than $50,000 but less than $200,000, then such sale shall require the consent of the Administrative Agent.

             (b) Sell or assign, with or without recourse, any accounts receivable or chattel paper, other than accounts receivable having aggregate face amount of all accounts receivable or chattel paper sold and outstanding at any one time not to exceed $12,200,000 pursuant to the Citicorp Receivables Purchase Agreement.

     8.5. INVESTMENTS. Make or commit to make any loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in any Person (all such transactions being called "Investments"), except:

             (a)  Investments in Cash Equivalents;

             (b)  Investments existing on the Closing Date and set forth in
SCHEDULE 8.5 hereto and consented to by the Majority Lenders; and

             (c)  Investments made in any Person in accordance with the Budget.

     8.6.    COMPLIANCE WITH ERISA.

             (a) Terminate any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity so as to result in any material liability to PBGC.

             (b) Engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity which would result in a material liability for an excise tax or civil penalty in connection therewith.

             (c) Incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether not waived, involving any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity.

             (d) Allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to PBGC by reason of the termination of any Plan.

     8.7. RESTRICTED PAYMENTS. (a) Declare, pay or make (i) any dividends or other distributions with respect to their capital stock or any payment on account of such capital stock, or (ii) any prepayment of principal or prepayment of interest on account of any of their Indebtedness, (b) set apart assets for a sinking or any analogous fund for the purchase, redemption, or retirement or other acquisition of, any shares of their capital stock or any of their Indebtedness, or (c) purchase, defease, acquire or redeem any of their Indebtedness; PROVIDED, that the Borrowers may make payments or prepayments on the Loans required or permitted by this Agreement.

     8.8. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or employee; except transactions which are contemplated by this Agreement or are in the ordinary course of the Borrowers' businesses and are made in accordance with the Budget.

     8.9. SALE/LEASE-BACKS. Enter into any arrangements, directly or indirectly, with any Persons whereby a Borrower shall sell or transfer any property, whether now owned or hereafter acquired in connection with the rent or lease of (i) such property or (ii) other property which such Borrower intends to use for substantially the same purpose or purposes as the property so sold or transferred.

     8.10. OPERATING LEASES. Incur at any time any additional annual lease payments as lessee under Operating Leases, excluding (i) scheduled increases in lease payments in connection with leases existing on the Closing Date and as set forth in SCHEDULE 8.10 or replacements of such leases upon expiration thereof and (ii) conversions of existing Capital Leases to Operating Leases, so long as such conversion does not have the effect of increasing total annual lease payments to the lessor.

     8.11. CAPITAL EXPENDITURES. Make any Capital Expenditures other than (a) items included in the Budget for Mining, Transit, Infrastructure, and EC&E or
(b) other Capital Expenditures aggregating not more than $1,000,000.

     8.12. AMENDMENT OF CHARTER OR BYLAWS. Amend their articles of incorporation to revise, in any material respect, the Borrowers' capital structure, or to change the names of the Borrowers, or make any other material amendments thereto or to their bylaws without promptly providing a copy thereof to the Administrative Agent.

     8.13. NO CONSENT TO SUBORDINATION. Give their consent, nor will they permit any Consolidated Subsidiary to give its consent, to the subordination of any of their rights or claims (including any subordination in the form of an agreement to defer remedies or extend maturities) to any right or claim of any other Person.

                                   ARTICLE IX

                                    DEFAULTS

     9.1. EVENTS OF DEFAULT. Any one or more of the following described events shall constitute an Event of Default hereunder, whether such occurrence shall be voluntary or involuntary, or occur or be effected by operation of law or otherwise:

             (a) Any Borrower shall fail to pay when due any principal, interest, fees, expenses, or any other amount owing in respect of any of the Loans or any of the other Obligations when due and payable pursuant to the terms thereof or hereof;

             (b) Any Borrower shall fail to observe or perform any covenant contained in ARTICLE VIII;

             (c) Any Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Restructuring Documents (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to any Borrower by the Administrative Agent;

             (d) Any representation or warranty of any Borrower or any Guarantor set forth in this Agreement, the Notes or the other Restructuring Documents or in any other certificate, opinion or other statement at any time provided by or on behalf of any Borrower pursuant hereto shall prove to be in any material respect false or misleading at the time given or deemed given;

             (e) Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness or set-off of such Indebtedness of any Borrower, Guarantor or any Consolidated Subsidiary or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof;

             (f) Any Borrower, any Guarantor or any Consolidated Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its Indebtedness as it becomes due, or shall take any corporate action to authorize any of the foregoing;

             (g) An involuntary case or other proceeding shall be commenced against any Borrower, any Guarantor or any Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 20 days; or an order for relief shall be entered against any Borrower or any Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

             (h) Any writ of execution, attachment or garnishment or any lien, any judgment or any other legal process to be issued against any Borrower or any Guarantor or any of the property of any Borrower, any Guarantor or their Subsidiaries (including the Collateral) which by itself or together with all other such legal processes is for an amount in excess of $1,000,000 which shall remain unvacated, unbonded or unstayed;

             (i)  The occurrence of any of the events specified in subsections
(a) through (g) of Section 6.1 of the Standstill Agreement or the project owner makes any demand under any indemnity agreement between the Bonding Company and any Borrower;

             (j) Actual disbursements of any type shall exceed the total projected disbursements as set forth in the Budget by $10,000,000 in any one week or $20,000,000 in the aggregate;

             (k) Actual Financing Shortfall shall exceed the projected amount as set forth in the Budget by $10,000,000 in any one week or $20,000,000 in the aggregate;

             (l) All or substantially all of the property of any Borrower, Guarantor or any Consolidated Subsidiary shall be condemned, seized or otherwise appropriated;

             (m) Any Borrower, any Guarantor or any Consolidated Subsidiary shall voluntarily suspend the transaction of substantially all of its business for more than three consecutive Business Days;

             (n)  Any Borrower or any Commonly Controlled Entity shall engage in
(a) any "prohibited transaction" (as defined in ERISA or Section 4975 of the Code) involving any Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity, (b) any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, shall exist with respect to any Single

Employer Plan maintained by any Borrower or a Commonly Controlled Entity, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings presents a material risk of termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the withdrawal or partial withdrawal from any Multi-employer Plan, or (f) the reorganization or insolvency of a Single Employer Plan maintained by any Borrower or a Commonly Controlled Entity and in each case in clauses (a) through (f) above, such event or condition together with all other such events or conditions, if any, would subject any Borrower to any tax, penalty or other liabilities in excess of $1,000,000 or would otherwise have a materially adverse effect on the business, operations, property, financial or other condition of any Borrower and any of its Subsidiaries;

             (o) Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of MKD; or, during any period of 12 consecutive calendar months commencing on the Closing Date, individuals who were directors of MKD on the first day of such period shall cease to constitute a majority of the board of directors of the MKD;

             (p) Any of the Restructuring Documents or provision thereof, for any reason whatsoever, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so assert, or the Liens granted pursuant to any of the Security Documents shall not constitute valid, perfected, first-priority Liens on the properties and assets described therein, subject only to the Permitted Liens, or any Borrower or any Guarantor shall be in default under the Security Documents, subject to any cure periods contained therein;

             (q) Any other event or condition occurs or exists which could have or result in a Material Adverse Effect;

             (r) The Borrowers shall fail to maintain a level of outstanding accounts receivables sold to Citibank, N.A. pursuant to the Citicorp Receivables Purchase Agreement of not less than $12,100,000, minus any Net Cash Proceeds Retainage Amount retained by the Borrowers pursuant to SECTION 2.9, and such failure shall continue for three (3) Business Days; or

             (s) The occurrence of any breach or default under the Standstill Agreement.

     9.2. THE LENDERS' REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter, after notice and the lapse of any cure period, where applicable, and in each and every case, until such Event of Default shall have been remedied or waived in writing in accordance with SECTION 13.6, either one or both of the following actions may be taken (a) upon the request of the Majority Lenders, the Administrative Agent shall, by notice in writing to the Borrowers, terminate any or all of the Commitments, whereupon such Commitments of the Lenders thereunder immediately shall terminate; and (b) upon the request of the Majority Lenders, the Administrative Agent shall, by notice in writing to the Borrowers (a "Notice of Acceleration") declare all the Obligations due hereunder and thereunder to be immediately due and payable, without presentment, demand, protest or notice of any kind (other than notices provided herein), all of which are hereby expressly waived to the extent permitted by applicable law; PROVIDED, HOWEVER, that upon the occurrence of any event specified in either
SECTION 9.1(f) or SECTION 9.1(g) (and, in the case of SECTION 9.1(g), after the lapse of the 20 day period referred to therein) the Commitments shall automatically terminate, and all amounts owing under this Agreement, the Notes and the other Restructuring Documents immediately shall automatically be due and payable in full without declaration or other notice (other than notices provided herein) to the Borrowers. The Administrative Agent immediately, and without expiration of any period of grace (other than that specifically provided herein), may enforce payment of all Obligations of any Borrower to the Administrative Agent and the Lenders and the Administrative Agent shall be entitled to all remedies available hereunder and thereunder.

     9.3.    OTHER REMEDIES.   Upon the occurrence of an Event of Default or at
any time thereafter, after notice and the lapse of any cure period, where applicable, and in each and every case, until such Event of Default shall have been remedied or waived in writing in accordance with SECTION 13.6, in addition to the remedies listed in SECTION 9.2 upon the earlier of a Notice of Acceleration or acceleration of the Obligations, the Lenders acting by and through the Administrative Agent and the Collateral Agent shall have all rights, powers and remedies available under each of the Restructuring Documents and applicable law, including (i) commencing judicial or nonjudicial foreclosure proceedings against the Real Property Collateral, (ii) enforcing the Collateral Agent's security interest in the Collateral by means of one or more public or private sales thereof, (iii) taking possession of all or any portion of the Collateral, in person or by means of a court appointed receiver (who shall be appointed without regard to the value of Collateral Agent's security), and (iv) exercising any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of the Agents or the Lenders in connection with each of the Restructuring Documents may be exercised at any time or from time to time, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Upon the request of the Majority Lenders after the occurrence of an Event of Default, the Administrative Agent shall instruct the Collateral Agent to exercise any remedies under the Restructuring Documents, including collection of funds in deposit accounts, foreclosure on Real Property Collateral, seeking a receiver to take possession of any Collateral and/or the Real Property Collateral, and commencement of or actions in court proceedings.

     9.4. WAIVERS BY BORROWERS. Except as otherwise provided for in this Agreement and applicable law, the Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Administrative Agent, the Co-Agents, the Collateral Agent or the Lenders on which the Borrowers may in any way be liable and hereby ratify and confirm whatever the Administrative Agent, the Co-Agents, the Collateral Agent or the Lenders may do in this regard, (ii) all rights to notice and a hearing prior to the Collateral Agent's taking possession or control of, or replevy, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing the Administrative Agent or the Collateral Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Agreement, the other Restructuring Documents and the transactions evidenced by this Agreement and the other Restructuring Documents, generally.

                                    ARTICLE X

                     THE ADMINISTRATIVE AGENT AND CO-AGENTS

         10.1APPOINTMENT. Each Lender hereby (a) irrevocably appoints Mellon Bank, N.A. as the Administrative Agent and Mellon Bank, N.A. and Bank of America National Trust and Savings Association as the Co-Agents of such Lender under this Agreement and the other Loan Documents, and (b) irrevocably authorizes the Administrative Agent and Co-Agents to take such action on its behalf under the provisions of this Agreement and the other Loan

Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and Co-Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding anything to the contrary herein, the Administrative Agent and Co-Agents shall have no duties, except those expressly set forth in this Agreement and the other Restructuring Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Restructuring Documents or otherwise exist against the Administrative Agent and Co-Agents.

     10.2. ADMINISTRATIVE AGENT, CO-AGENTS AND AFFILIATES. The Administrative Agent and Co-Agents shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent or Co-Agent, and the Administrative Agent, Co-Agents and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Subsidiary or Affiliate of either Borrower as if it were not the Administrative Agent and Co-Agent hereunder.

     10.3. RETENTION OF DOCUMENTS AND INFORMATION TO THE LENDERS. Administrative Agent shall deliver to each Lender any material documents and written information required under this Agreement to be delivered by the Borrowers to Administrative Agent within a reasonable period after the Administrative Agent's receipt of such documents or information.

     10.4. DELEGATION OF DUTIES. The Administrative Agent and each Co-Agent may exercise any of its powers or execute any of its duties under this Agreement and the other Restructuring Documents by or through one or more agents or attorneys-in-fact and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. The Administrative Agent and each and Co-Agent may utilize the services of such agents and attorneys-in-fact as the Administrative Agent and each Co-Agent in its sole discretion reasonably determines, and all fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrowers on demand. The Administrative Agent and Co-Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent or Co-Agents with reasonable care.

     10.5. LIMITATION OF LIABILITY. Neither the Administrative Agent, the Co-Agents nor their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any waiver, consent or approval given or any action taken or omitted to be given or taken by them or by such Person under or in connection with this Agreement or the other the Loan Documents or (b) responsible for the consequences of any oversight or error in judgment by them or such Person whatsoever, except for their or such Person's own gross negligence or willful misconduct. The Administrative Agent and Co-Agents shall not be responsible for (v) the execution, validity, enforceability, effectiveness or genuineness of this Agreement or the other Loan Documents, (w) the collectability of any amounts owing under this Agreement or the other Loan Documents, (x) the value, sufficiency, enforceability or collectability of any Collateral security therefor, (y) the failure by any Borrower to perform its Obligations hereunder or (z) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by any Borrower or any officer or agent thereof contained in this Agreement, the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or Co-Agents in connection with, this Agreement or the other Loan Documents.

     10.6. RELIANCE BY THE ADMINISTRATIVE AGENT AND CO-AGENTS. The Administrative Agent and Co-Agents shall not have any obligation (a) to ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, collateral security therefor, (b) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to them shall have been duly authorized or is genuine, accurate and complete, or (c) to inspect the properties, books or records of the Borrowers. The Administrative Agent and each Co-Agent shall be entitled to rely, and shall be fully protected in relying, (x) upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, or (y) upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent and each Co-Agent. The Administrative Agent and each Co-Agent may deem and treat each Lender party hereto or any Assignee as a Lender for all purposes unless a written notice of the assignment, negotiation or transfer thereof, in accordance with the provisions of this Agreement shall have been delivered to the Administrative Agent or Co-Agents identifying the name of any successor or Assignee. The Administrative Agent and each Co-Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action under this Agreement or the other Loan Documents unless (a) it first shall receive such advice or concurrence of the Majority Lenders as it deems appropriate, or (b) it first shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases the Administrative Agent and each Co-Agent shall be fully protected in acting, or in refraining from acting, under this Agreement or the Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     10.7. NOTICE OF DEFAULT. The Administrative Agent and Co-Agents shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Administrative Agent and each Co-Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default." If the Administrative Agent or Co-Agents receives such a notice or has actual knowledge of the occurrence of an Event of Default, the Administrative Agent or Co-Agents promptly shall give notice thereof to the Lenders. The Administrative Agent and Co-Agents shall take such action with respect to such Event of Default as shall be directed by the Majority Lenders; PROVIDED, HOWEVER, that unless and until the Administrative Agent and each Co-Agent shall have received such directions, the Administrative Agent and each Co-Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it deems advisable in the best interests of the Lenders.

     10.8. NON-RELIANCE ON THE ADMINISTRATIVE AGENT, CO-AGENTS AND THE OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent, Co-Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it. The Administrative Agent and each Co-Agent shall have no obligation or liability to any of the Lenders regarding the creditworthiness or financial condition of any Borrower. No act by the Administrative Agent or Co-Agents hereinafter taken, including any review of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent or Co-Agents to any Lender. Each Lender represents to the Administrative Agent and each Co-Agent that, independently and without reliance upon the Administrative Agent or Co-Agents or any other Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and has made its own decision to make its Loans hereunder and to enter into this Agreement. Each Lender also represents that, independently and without reliance upon the Administrative Agent or Co-Agents or any other Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigation as it

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

deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or Co-Agents hereunder, the Administrative Agent and Co-Agents shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of either of the Administrative Agent, the Co-Agents or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.9. COLLATERAL. Each of the Lenders represents to the Administrative Agent, each Co-Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     10.10. INDEMNIFICATION. Each of the Lenders shall indemnify, defend and hold harmless the Administrative Agent and each Co-Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their Applicable Pro Rata Share from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including interest, penalties and attorneys' fees and costs, whether direct, indirect, consequential or incidental, which at any time (including at any time following the payment of all amounts payable under the Existing Agreements and the Restructuring Documents) may be imposed on, incurred by or asserted against the Administrative Agent or any Co-Agent in any way relating to, resulting from or arising out of this Agreement, or the Restructuring Documents, the transactions contemplated hereby or any action taken or omitted by the Administrative Agent or any Co-Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses or disbursements to the extent such result from the Administrative Agent's or any Co-Agent's gross negligence or willful misconduct. The agreements in this SECTION 10.10 shall survive the payment of all amounts payable under Restructuring Documents and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Restructuring Documents.

     10.11. EACH AGENT IN ITS INDIVIDUAL CAPACITY. Each of the Agents in its individual capacity, and its Affiliates, may make loans and other financial accommodations to, accept deposits from and generally engage in any kind of business with the Borrowers and their Subsidiaries as though such Agent was not an Agent hereunder. With respect to its Existing Loans and any other Loans made or renewed by it, such Agent in its individual capacity shall have the same benefits, rights, powers and privileges under this Agreement, and the Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

     10.12. SUCCESSOR ADMINISTRATIVE AGENT AND CO-AGENT. The Administrative Agent and each Co-Agent may resign as such upon ten days' prior written notice to the Lenders. The Administrative Agent and each Co-Agent shall concurrently provide the Borrowers with a copy of such notice. If the Administrative Agent or either Co-Agent shall resign as such under this Agreement, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. Upon acceptance of its appointment as successor agent, (a) such successor agent shall succeed to the rights, powers, privileges and duties of the Administrative Agent or Co-Agent, as the case may be, (b) the retiring Administrative Agent or Co-Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement, and the Restructuring Documents, (c) the term "Administrative Agent" and "Co-Agents" shall mean such successor agent effective upon its appointment, and (d) the retiring Administrative Agent's or Co-Agent's rights, powers and duties as the Administrative Agent or Co-Agent as the case may be shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Co-Agent or any of the parties to this Agreement or their successors and assigns. With respect to any actions taken or omitted to be taken by the retiring Administrative Agent or Co-Agent while it was the Administrative Agent or Co-Agent (for which retiring Administrative Agent or Co-Agent may still have liability), the retiring Administrative Agent or Co-Agent shall continue to receive the benefits of this ARTICLE X, including
SECTION 10.8.

     10.13. APPLICABILITY OF SECTION TO THE BORROWERS. Notwithstanding any other provision contained in this ARTICLE X, the rights and obligations of the Borrowers under this Agreement shall not be affected by any provision otherwise included in this ARTICLE X. The Borrowers shall be permitted to rely on communications from the Administrative Agent which it reasonably believes are made on behalf of the Administrative Agent and, if specified therein, the Lenders, and except as otherwise set forth specifically herein, all notices and payments to be made by the Borrowers hereunder shall be made to the Administrative Agent. Further, if any Lender shall be in default hereunder, such default shall not affect the right and obligations of the Borrowers hereunder. The Administrative Agent shall provide the Borrowers with prompt notice of any default by any Lender.


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

                                   ARTICLE XI

                           JOINT AND SEVERAL LIABILITY

     11.1. JOINT AND SEVERAL LIABILITY. Each Borrower agrees that such Borrower is jointly and severally liable for the Obligations hereunder and that all Obligations of each Borrower now or hereafter existing under this Agreement, whether for principal, interest, fees, indemnification, expenses or other wise, will be paid strictly in accordance with the terms of this Agreement and the other Restructuring Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. So long as the Obligations have not been paid in full, the liability of each Borrower hereunder shall be absolute and unconditional irrespective of:

             (a) any taking, exchange, release, or nonperfection of any Collateral or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

             (b) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower.

     11.2. THE GUARANTEES. If and to the extent any Obligation of any Borrower to the Administrative Agent or any Lender shall be considered an obligation of guaranty or suretyship, each Borrower hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the Obligations. Upon failure by either Borrower to pay punctually any such amount, the other Borrower shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     11.3. GUARANTEES UNCONDITIONAL. The Obligations of each Borrower hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

             (a) Any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the other Borrower under this Agreement, any Note, the other Restructuring Documents or by operation of law or otherwise;

             (b) Any modification or amendment of or supplement to this Agreement, any Note or the other Restructuring Documents;

             (c) Any release, impairment, non-perfection or invalidity of any direct or indirect security for any Obligation of the other Borrower under this Agreement, any Note or the other Restructuring Documents;

             (d) Any change in the corporate existence, structure or ownership of the other Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the other Borrower or its assets or any resulting release or discharge of any Obligation of the other Borrower contained in this Agreement, any Note or the other Restructuring Documents;

             (e) The existence of any claim, set-off or other rights which a Borrower may have at any time against the other Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

             (f) Any invalidity or unenforceability relating to or against the other Borrower for any reason of this Agreement, any Note or the other Restructuring Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the other Borrower of the principal of or interest on any Note or any other amount payable by it under this Agreement or the other Restructuring Documents; or

             (g) Any other act or omission to act or delay of any kind by the other Borrower, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of its Obligations under this Agreement, any Note or the other Restructuring Documents.

     11.4. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Borrowers' Obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by a Borrower under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower or otherwise, the other Borrower's Obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     11.5. WAIVERS BY THE BORROWERS. The following waivers shall apply to the guarantees under this ARTICLE XI:

             (a) EACH BORROWER EXPRESSLY WAIVES THE RIGHT TO REQUIRE THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE COLLATERAL

AGENT OR ANY LENDER FIRST TO PURSUE THE OTHER BORROWER OR ANY OTHER PERSON, THE COLLATERAL, OR ANY OTHER SECURITY OR GUARANTY THAT MAY BE HELD FOR THE OBLIGATIONS, OR TO APPLY ANY SUCH SECURITY OR GUARANTY TO THE OBLIGATIONS BEFORE SEEKING FROM SUCH BORROWER PAYMENT IN FULL OF ITS OBLIGATIONS TO THE ADMINISTRATIVE AGENT AND THE LENDERS OR PROCEEDING AGAINST SUCH BORROWER FOR SAME;

             (b)  EACH BORROWER ACKNOWLEDGES THAT:

                  (i) IF A DEFAULT OR EVENT OF DEFAULT OCCURS AND SUCH BORROWER PAYS TO THE ADMINISTRATIVE AGENT AND THE LENDERS ALL OR PART OF THE OBLIGATIONS, SUCH BORROWER WOULD HAVE A RIGHT TO PROCEED AGAINST THE OTHER BORROWER TO THE EXTENT OF THE OBLIGATIONS SO PAID BY SUCH BORROWER AND TO HAVE THE BENEFIT OF ANY SECURITY HELD BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT FOR THE OBLIGATIONS TO THE EXTENT OF THE OBLIGATIONS SO PAID BY THE BORROWER. SUCH RIGHT IS COMMONLY KNOWN AS THE "RIGHT OF SUBROGATION."

                  (ii) IF AN EVENT OF DEFAULT OCCURS, THE ADMINISTRATIVE AGENT, AMONG OTHER THINGS, MAY ENFORCE ANY LIEN UPON ANY INTEREST IN REAL PROPERTY ("REAL PROPERTY LIEN") BY MEANS OF JUDICIAL ACTION OR BY NON-JUDICIAL ACTION COMMONLY KNOWN AS A "NON-JUDICIAL FORECLOSURE," "TRUSTEE'S SALE" OR "POWER OF SALE FORECLOSURE."

                  (iii) IF AN EVENT OF DEFAULT OCCURS, AND THE ADMINISTRATIVE AGENT ENFORCES ANY REAL PROPERTY LIEN BY MEANS OF A NON-JUDICIAL FORECLOSURE, TRUSTEE'S SALE OR POWER OF SALE FORECLOSURE, SUCH BORROWER'S RIGHT OF SUBROGATION TO PROCEED AGAINST THE OTHER BORROWER WOULD BE EXTINGUISHED BY THE OPERATION OF CALIFORNIA CODE OF CIVIL PROCEDURE ("CCP") SECTION 580 OR SIMILAR LAWS, AND, IN SUCH CASE, SUCH BORROWER MIGHT HAVE A DEFENSE AGAINST PAYMENT.

                  (iv) IF AN EVENT OF DEFAULT OCCURS, AND THE ADMINISTRATIVE AGENT ENFORCES ANY REAL PROPERTY LIEN BY MEANS OF JUDICIAL ACTION, SUCH BORROWER'S RIGHT TO PROCEED AGAINST THE OTHER BORROWER MIGHT BE LIMITED BY THE OPERATION OF CCP SECTION 580 OR SIMILAR LAWS, IN WHICH CASE SUCH BORROWER MIGHT HAVE A COMPLETE OR PARTIAL DEFENSE AGAINST PAYMENT.

                  NEVERTHELESS, SUCH BORROWER EXPRESSLY, KNOWINGLY AND INTENTIONALLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, DEFENSES OR BENEFITS THE BORROWER MIGHT HAVE UNDER CCP SECTIONS 580(b) OR 580(d) OR SIMILAR LAWS.

                  (v) IN ADDITION, THE BORROWER WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE LENDERS, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED

OBLIGATION, HAS DESTROYED THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF CCP SECTION 580, OR SIMILAR LAWS OR OTHERWISE.

                  (vi) SUCH BORROWER ALSO AGREES THAT THIS AGREEMENT WILL REMAIN FULLY EFFECTIVE, AND SUCH BORROWER WILL BE LIABLE TO THE ADMINISTRATIVE AGENT AND THE LENDERS FOR ANY OBLIGATIONS EVEN IF THE ADMINISTRATIVE AGENT SELLS AN INTEREST IN REAL PROPERTY BY JUDICIAL FORECLOSURE ACTION AND SUCH BORROWER'S RIGHTS AGAINST THE BORROWERS ARE LIMITED BY THE OPERATION OF CCP SECTIONS 580b OR 580d OR SIMILAR LAWS; AND

             (c) SUCH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL BE UNDER NO OBLIGATION TO: MARSHAL ANY ASSETS IN FAVOR OF SUCH PERSON, TO PROCEED FIRST AGAINST ANY OTHER PERSON OR ANY PROPERTY OF ANY OTHER PERSON OR AGAINST ANY COLLATERAL, ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE OBLIGATIONS, PURSUE ANY OTHER REMEDY IN THE ADMINISTRATIVE AGENT'S OR ANY LENDER'S POWER THAT SUCH BORROWER MAY NOT BE ABLE TO PURSUE ITSELF AND THAT MAY LIGHTEN SUCH BORROWER'S BURDEN, ANY RIGHT TO WHICH SUCH BORROWER HEREBY EXPRESSLY WAIVES.

                  EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT'S, THE CO-AGENTS' AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT THE ADMINISTRATIVE AGENT, THE CO-AGENTS AND EACH LENDER ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL.

     11.6. SUBROGATION. Each Borrower agrees that it shall have no right of subrogation, contribution or reimbursement against the other Borrower until the Obligations are paid in full. Each Borrower agrees upon making any payment hereunder to be subrogated to the rights of the payee against the other Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the other Borrower in respect thereof.

     11.7. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by either Borrower under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower hereunder forthwith on demand by the Administrative Agent made at the request of the Majority Lenders.

                                   ARTICLE XII

                TREATMENT OF LENDER'S APPLICABLE PRO RATA SHARES

     12.1.   FUNDING OF LOANS.

             (a) Prior to the Recalculation Date, each Lender's Applicable Pro Rata Share of each Alpha Loan shall be such Lender's Alpha Pro Rata Share and such Lender's Applicable Pro Rata Share of each Beta Loan shall be such Lender's Beta Pro Rata Share. Each Lender acknowledges and agrees that any Borrowing which would cause the aggregate amount of all Loans to increase from an amount below $60,000,000 to an amount in excess of $60,000,000 will consist of Alpha Loans to the extent of the portion of such Borrowing which would cause the aggregate amount of all Loans to be $60,000,000 and Beta Loans for the remainder.

             (b) After the Recalculation Date, each Lender's Applicable Pro Rata Share of the Loans shall be such Lender's Final Pro Rata Share.

     12.2.   PREPAYMENTS AND REPAYMENTS OF LOANS.

             Prepayments and repayments to be applied to the principal balance of the Loans shall be distributed by the Administrative Agent pursuant to the requirements of SECTION 2.10 AND SECTION 2.11 to the Lenders as follows:

             (a) Until the Recalculation Date: (i) to the Lenders, each in accordance with its Beta Pro Rata Share, to the extent that after such prepayment or repayment, the aggregate amount of all Loans would equal or exceed $60,000,000; (ii) to the Lenders, each in accordance with its Alpha Pro Rata Share, to the extent that, after such prepayment or repayment, the aggregate amount of all Loans would not exceed $60,000,000. Each Lender acknowledges and agrees that any prepayment or repayment which causes the Loans to be reduced from a sum in excess of $60,000,000 to a sum below $60,000,000, will be allocated in accordance with the Beta Pro Rata Share of each Lender for that portion in excess of $60,000,000, and in accordance with the Alpha Pro Rata Share for that portion below $60,000,000; and

             (b) On or after the Recalculation Date, to each Lender in accordance with its Final Pro Rata Share.

     12.3.   TREATMENT OF LOANS FOR VOTING PURPOSES.

             Any vote, consent or other action to be taken by the Lenders under the Loan Documents shall be calculated as follows:

             (a) Until the Recalculation Date, (i) any vote, consent or other action to be taken by the Majority Lenders shall be calculated based on each Lender's Beta Pro Rata Share and (ii) any vote, consent or other action to be taken by All Lenders shall require the vote, consent or other action of each of the Lenders.

             (b) On or after the Recalculation Date, any action to be taken by the Lenders shall be based, for each Lender, on such Lenders' Final Pro Rata Share.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the Schedule for Notices attached hereto or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers. Each such notice, request or other communication shall be effective, (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED, that notices to the Administrative Agent under ARTICLE II or ARTICLE III shall not be effective until received.

     13.2. ENTIRE AGREEMENT. The execution and delivery of this Agreement, the Notes and the other Loan Documents supersede all the negotiations or stipulations concerning matters thereof which preceded or accompanied the execution and delivery hereof and thereof. This Agreement, the Notes and the other Loan Documents are intended, by the parties hereto and thereto, to be a complete and exclusive statement of the terms and conditions hereof and thereof.

     13.3. NO WAIVERS. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or the other Restructuring Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     13.4.   EXPENSES; INDEMNIFICATION.

             (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, the Co-Agents and the Steering Committee Lenders as a group, including reasonable fees and disbursements of the Professionals retained by the Steering Committee Lenders as a whole, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Co-Agents and each Steering Committee Lender, or their Professionals, including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

             (b) The Borrowers agree to indemnify the Administrative Agent, the Co-Agents and each Lender, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel), which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened
(i) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder or (ii) directly or indirectly results from, arises out of, or is based upon (x) the presence, use, generation, manufacture, installation, release, discharge, storage or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, any Real Property or real property owned, leased or operated by Borrower or any Affiliate of Borrower (collectively, the "Subject Property") or (y) the violation or alleged violation by Borrower or any Affiliate of Borrower of any law, statute, ordinance, order, rule, regulation, permit, judgment or license relating to the use, generation, manufacture, installation, release, discharge, storage or disposal of Hazardous Materials to or from the Subject Property; PROVIDED, that no Indemnitee shall have the right to be indemnified hereunder (A) for such Indemnitee's own gross negligence or willful misconduct or (B) in the case of any Lender, for its failure to perform the duties expressly required to be performed by it by the terms of this Agreement, in each case as determined by a court of competent jurisdiction.

     13.5.   SET-OFF; SHARING OF SET-OFFS.

             (a) In addition to any rights and remedies of the Lenders provided by law, the Lenders each shall have a security interest in any and all deposits of the Borrowers (general or special, time or demand, provisional or final) at any time held by such Lender which security interest shall secure the Obligations. Upon the occurrence and during the continuance of an Event of Default, provided that it has first received the written consent of the Administrative Agent, without prior notice to the Borrowers (any such notice being specifically waived by the Borrowers to the fullest extent permitted by applicable law) each Lender may set off and apply against any Obligations, whether matured or unmatured, of the Borrowers to the Lenders, any amount owing from the Lenders to the Borrowers. No Lender shall exercise any right of set-off it may have against any Borrower or Guarantor in connection with the Obligations without the prior written consent of the Administrative Agent. Each Lender promptly shall notify the Borrowers and the Administrative Agent after any such setoff and application made by any such Lender; PROVIDED, HOWEVER, that failure to give such notice shall not affect the validity of such setoff and application. Provided that an Event of Default described in either
SECTION 9.1(F) or SECTION 9.1(G) has not occurred, Bank of America National Trust and Savings Association expressly agrees that it will not exercise set-off rights with respect to cash in the Cash Management System for application against any Indebtedness, liabilities or other obligations of any of the Borrowers, Guarantors or any Consolidated Subsidiaries under any agreements other than the Loan Documents, including the Existing Agreements.

             (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due to it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due to such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; PROVIDED, that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of a Borrower other than its Indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

     13.6. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers, the Administrative Agent, the Co-Agents and the Majority Lenders; PROVIDED, that (i) the consent of All Lenders shall be required to amend, modify or waive any provision relating to (a) a change in the amount or the time of payment of any amount owing on any of the Loans, other than the timing of any payment required under SECTION 2.9(A) or 2.9(B), (b) a change in the rate of interest or fees to be paid by the Borrowers with respect to any of the Loans, (c) a change in the definitions of "Majority Lenders", "Applicable Pro Rata Share" or "the Recalculation Date" (d) any increase in the total amounts of the Commitments or in any Lender's Commitment or any change that subjects any Lender to any additional obligation, (e) this SECTION 13.6 or
ARTICLE XII, (f) release of any Collateral that is not identified in the Asset Disposition Program (for which the consent of Majority Lenders shall be required) or otherwise permitted to be released in connection with the Loan Documents, and (g) the release of any Guarantor; (ii) any change in the duties of or indemnities in favor of any Lender or in a Lender's Applicable Pro Rata Share shall require the consent of such Lender; and (iii) any change in the duties of or indemnities in favor of the Agents shall require the consent of the Administrative Agent. Notwithstanding anything to the contrary herein, the Administrative Agent, the Co-Agents and the Majority Lenders may modify, amend, restate, supplement or waive any provision of ARTICLE X, other than
SECTION 10.13 and ARTICLE XII, without the consent of the Borrowers.

     13.7. EFFECT OF WAIVERS; MODIFICATION OF DOCUMENTS. The Administrative Agent's, the Co-Agents', the Collateral Agent's or the Lenders' failure, at any time or times, to require strict performance by the Borrowers or any other Person of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of the Administrative Agent, the Co-Agents, the Collateral Agent or the Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Administrative Agent, the Co-Agents, the Collateral Agent or the Lenders of a Default or Event of Default under this Agreement or any of the other Loan Documents, shall not suspend, waive or affect any other Default or Event of Default under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. No waiver of any provision of this Agreement or any other Loan Documents, nor consent to any departure by the Borrowers, or any other person or entity therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent or the

Majority Lenders or All Lenders, as the case may be, necessary to effectuate such waiver or consent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     13.8.   SUCCESSORS AND ASSIGNS.

             (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of All Lenders.

             (b) Any Lender may at any time grant to one or more of the Existing Lenders (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations of the Borrowers hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of ARTICLE III with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

             (c) Lenders may at any time assign to one or more of the Existing Lenders (each an "Assignee") all of its rights and obligations under this Agreement and the Notes or any part of, and such Assignee shall assume such rights and obligations, pursuant to an assignment and assumption agreement in form and substance satisfactory to the Co-Agents executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrowers and the Agent; PROVIDED, that if an Assignee is an Affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed to between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender under this Agreement and shall have all of the rights and obligations of a Lender with a Maximum Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that new Notes are issued to the Assignee and an updated Schedule of Lenders is annexed to the Credit Agreement. If the Assignee is not incorporated under the laws of the United States or a state thereof, then it shall deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes in accordance with SECTION 3.2.

     13.9. HEADINGS AND CAPTIONS. The headings and captions used in this Agreement, the Notes and the other Restructuring Documents are solely for the purpose of reference and are not to be considered as construing or interpreting the provisions hereof or thereof.

     13.10. INTERPRETATION. Neither this Agreement, the Notes or the other Restructuring Documents, nor any uncertainty or ambiguity herein or therein shall be construed or resolved against the Administrative Agent, the Co-Agents, the Lenders or the Borrowers, whether under any rule of construction or otherwise. This Agreement, the Notes and the other Restructuring Documents have been reviewed by all the parties hereto and thereto and shall be construed and interpreted according to the ordinary meaning of the words used as to fairly accomplish the purposes and intentions of all such parties.

     13.11. INCONSISTENCIES WITH OTHER DOCUMENTS. In the event there is a conflict or inconsistency between this Agreement, the Notes or the other Loan Documents, the terms of this Agreement shall control; PROVIDED, HOWEVER, that any provision of the Security Documents which imposes additional burdens on the Borrowers or further restricts the rights of the Borrowers or gives the Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

     13.12. SEVERABILITY. If any portion of this Agreement, the Notes and the other Loan Documents shall be judged by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable to the extent that the remaining terms thereof provide for the consummation of the issuance of the Notes, the grant of collateral security therefor, and the payment of principal and interest on the Loans substantially on the same terms and subject to the same conditions as set forth herein and therein.

     13.13. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER RESTRUCTURING DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     13.14. CONSENT TO JURISDICTION. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN PITTSBURGH, PENNSYLVANIA IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND THE OTHER RESTRUCTURING DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, THE CO-AGENTS OR ANY LENDER IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER RESTRUCTURING DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF THEMSELVES AND THEIR PROPERTY, IN THE MANNER SPECIFIED IN SECTION 13.1 (PROVIDED TELECOPY NOTICES MAY NOT BE USED FOR THIS PURPOSE). NOTHING IN THIS SECTION 13.14 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

     13.15. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, THE CO-AGENTS, EACH LENDER AND THE BORROWERS EACH HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER RESTRUCTURING DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     13.16. CUMULATIVE REMEDIES. All rights and remedies provided in and contemplated by this Agreement, the Notes and the other Restructuring Documents are cumulative and not exclusive of any right or remedy otherwise provided herein, therein, at law or in equity.

     13.17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrowers set forth in this Agreement, the Notes and the other Restructuring Documents and in any other certificate, opinion or other statement provided at any time by or on behalf of the Borrowers in connection herewith shall survive the execution of the delivery of this Agreement, the Notes and the other Restructuring Documents and the payment of all Loans and other amounts due hereunder.

     13.18. RELATIONSHIP OF THE PARTIES. Neither the Administrative Agent, the Co-Agents nor the Lenders shall be deemed partners or joint venturers with the Borrowers or any Affiliate thereof in making this Agreement or by any action taken hereunder.

     13.19. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same document.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:                                 MORRISON KNUDSEN CORPORATION
                                      (a Delaware corporation)


                                           /s/ Douglas L. Brigham
                                      By __________________________________
                                      Name: Douglas L. Brigham
                                      Title: V.P. and Treasurer



                                      MORRISON KNUDSEN CORPORATION
                                      (an Ohio corporation)


                                                /s/ Douglas L. Brigham
                                      By __________________________________
                                      Name:     Douglas L. Brigham
                                      Title:    V.P. and Treasurer

AGENTS AND LENDERS:

                                      MELLON BANK, N.A., as Administrative
                                      Agent, a Co-Agent and a Lender


                                                /s/ Christopher Shannon
                                      By __________________________________
                                      Name:     Christopher Shannon
                                      Title:    First Vice President



                                      BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                      ASSOCIATION, as a Co-Agent and a Lender


                                                /s/  Henry Y. Yu
                                      By __________________________________
                                      Name: Henry Y. Yu
                                      Title: Senior Vice President





           [ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      BANK OF AMERICA ILLINOIS,
                                      as a Lender

                                           /s/Henry Y. Yu
                                      By __________________________________
                                      Name: Henry Y. Yu
                                      Title: Attorney In Fact

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      Bank of Montreal,
                                      as a Lender (type in Lender's name)

                                           /s/James R. Easter
                                      By __________________________________
                                      Name:     James R. Easter
                                      Title:    Account Manager

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      The Bank of Nova Scotia,
                                      as a Lender (type in Lender's name)

                                           /s/ D. N. Gillespie
                                      By __________________________________
                                      Name:     D. N. Gillespie
                                      Title:    Assistant General Manager

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                 THE BANK OF TOKYO, LTD., SEATTLE BRANCH, as a Lender (type in Lender's name)

                                           /S/ M. Tomi
                                      By __________________________________
                                      Name:     M. Tomi
                                      Title:    General Manager

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                 Banque Nationale de Paris,
                                 as a Lender (type in Lender's name)

                                  /s/Judith A. Dowling   /s/Katherine Wolfe
                                 By _______________________________________
                                 Name:  Judith A. Dowling   Katherine Wolfe
                                 Title: Vice President      Vice President

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      BANQUE PARIBAS,
                                      as a Lender (type in Lender's name)

                                    /s/ John N. Cate/Alan E. McLintock
                                 By __________________________________
                                 Name:  John N. Cate/Alan E. McLintock
                                 Title: Group V.P./Regional Gen'l Manager

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]


                                 CIBC INC.,
                                 as a Lender (type in Lender's name)

                                      /s/  David C. Quon
                                 By __________________________________
                                 Name:  David C. Quon
                                 Title: Vice President, Corporate Finance

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      Citibank, N.A.,
                                      as a Lender (type in Lender's name)

                                           /s/ Bradley Dietz
                                      By __________________________________
                                      Name:     Bradley Dietz
                                      Title:    Vice President
                                                JENA/IRM Dept.
                                                599 Lex/21st Fl/Zone 10
                                                212-559-2864

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      Credit Lyonnais New York Branch,
                                      as a Lender (type in Lender's name)

                                           /s/ Alan Sidrane
                                      By __________________________________
                                      Name:     Alan Sidrane
                                      Title:   Vice President

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                 KEY BANK OF IDAHO,
                                 as a Lender (type in Lender's name)

                                      /s/ Terry L. Pitkin
                                 By _____________________________________
                                 Name:     Terry L. Pitkin
                                 Title:    V.P. & Manager - Credit Admin.

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      NATIONAL WESTMINSTER BANK PLC,
                                      as a Lender (type in Lender's name)

                                           /s/ Theodore P. Nikolis
                                      By __________________________________
                                      Name:     THEODORE P. NIKOLIS
                                      Title:    VICE PRESIDENT

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      PNC BANK, N.A.,
                                      as a Lender (type in Lender's name)

                                           /s/ Thomas J. McCool
                                      By __________________________________
                                      Name:  Thomas J. McCool
                                      Title: Senior Vice President

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      ROYAL BANK OF CANADA,
                                      as a Lender (type in Lender's name)

                                           /s/ Brian Dixon
                                      By __________________________________
                                      Name:   BRIAN DIXON
                                      Title:  SENIOR MANAGER

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]



                                      Society National Bank,
                                      as a Lender (type in Lender's name)

                                           /s/ Nancy Terrill
                                      By __________________________________
                                      Name:     Nancy Terrill
                                      Title:    Vice President

     [ADDITIONAL SIGNATURES OF LENDERS TO $110,000,000 CREDIT AGREEMENT AMONG MORRISON KNUDSEN CORPORATION, A DELAWARE CORPORATION, AND MORRISON KNUDSEN CORPORATION, AN OHIO CORPORATION, AS BORROWERS, THE LENDERS LISTED HEREIN, AND MELLON BANK, N.A. AS ADMINISTRATIVE AGENT AND MELLON BANK, N.A. AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION AS CO-AGENTS.]


                                 Westdeutsche Landesbank,
                                 as a Lender (type in Lender's name)

                                   /s/Salvatore Battinelli  /s/James Malley
                                 By ________________________________________
                                 Name:  Salvatore Battinelli    James Malley
                                 Title: V.P.                 V.P.

                             EXHIBITS AND SCHEDULES



     [The registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of the Exhibits and Schedules hereto.]

                       FIRST AMENDMENT TO CREDIT AGREEMENT


          THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment") dated as of April 25, 1995 is entered into among MORRISON KNUDSEN CORPORATION ("MKD"), a Delaware corporation, and MORRISON KNUDSEN CORPORATION ("MKO"), an Ohio corporation (each a "Borrower," and collectively, the "Borrowers"), the banks and other financial institutions named on SCHEDULE A to the Credit Agreement (as defined below) and whose signatures appear on the signature pages thereto and hereto (each a "Lender," and collectively, the "Lenders"), Mellon Bank, N.A., as Administrative Agent (as defined in the Credit Agreement), and Mellon Bank, N.A. and Bank of America National Trust and Savings Association as Co-Agents (as defined in the Credit Agreement) with reference to the following facts:

                                    RECITALS

     A. Pursuant to the Credit Agreement dated as of April 11, 1995 by and among the Borrowers, the Lenders, the Administrative Agent and the Co-Agents (the "Credit Agreement"), the Lenders agreed to make certain financial accommodations to or for the benefit of the Borrowers upon the terms and conditions contained therein. Unless otherwise defined in this Amendment,
(i) capitalized terms used herein shall have the meanings attributed to them in the Credit Agreement, and (ii) references to sections and subsections shall refer to sections or subsections of the Credit Agreement.

     B. The Borrowers have requested that certain provisions of the Credit Agreement be amended, among other things, to increase the maximum amount available to be borrowed under the Credit Agreement from $110,000,000 to $122,100,000 in order to permit the Borrowers to repurchase the receivables sold by MKO to Citicorp under the Citicorp Receivables Purchase Agreement.

     C. The Lenders are willing to provide the requested financial accommodations to the Borrowers under the terms and conditions set forth in this Amendment and to enter into this Amendment, but only upon the condition, among others, that the Borrowers, the Administrative Agent, the Co-Agents and the Lenders shall have executed and delivered this Amendment to the Administrative Agent.

          NOW, THEREFORE, in consideration of the continued performance by the Borrowers of their promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                A G R E E M E N T

     1.   AMENDMENT TO CREDIT AGREEMENT.

          1.1  Section 1.1 of the Credit Agreement is hereby amended as follows:

               (a) The definition of "Alpha Loan" is hereby deleted in its entirety and the following is substituted therefor:

          "'Alpha Loan' means (i) prior to the effectiveness of the First Amendment, any Loan to the extent that, after giving effect to such Loan, the aggregate unpaid balance of the Loans does not exceed $60,000,000, and (ii) on and after the effectiveness of the First Amendment, (a) the Receivables Repurchase Loan, (b) any Loan which was an Alpha Loan prior to the effectiveness of the First Amendment, and
     (c) any other Loan made after the effectiveness of the First Amendment to the extent that, after giving effect to such Loan, the aggregate unpaid balance of the Loans does not exceed $72,100,000."

               (b) The definition of "Beta Loan" is hereby deleted in its entirety and the following is substituted therefor:

          "'Beta Loan' means (i) prior to the effectiveness of the First Amendment, any Loan to the extent that, after giving effect to such Loan, the aggregate unpaid balance of the Loans exceeds $60,000,000, and (ii) on and after the effectiveness of the First Amendment,
     (a) any Loan which was a Beta Loan prior to the effectiveness of the First Amendment, and (b) any other Loan (other than the Receivables Repurchase Loan) made after the effectiveness of the First Amendment to the extent that, after giving effect to such Loan, the aggregate unpaid balance of the Loans exceeds $72,100,000."

               (c) A new definition of "First Amendment" is hereby added in appropriate alphabetical order to read as follows:

          "'First Amendment' means the First Amendment to Credit Agreement dated as of April 25, 1995 among MKD, MKO, the Administrative Agent, the Co-Agents and the Lenders."

               (d) The definition of "Net Cash Proceeds Retainage Amount" is deleted in its entirety.

               (e) The definition of "Recalculation Date" is amended by deleting the amount "$110,000,000" and substituting the amount "$122,100,000" therefor.

               (f) A new definition of "Receivables Repurchase Loan" is hereby added to read as follows:

          "'Receivables Repurchase Loan' means the Loan, in the original principal amount of $12,100,000, deemed made hereby by Citibank, N.A. to the Borrowers pursuant to Section 12.1(c)."

          1.2 Section 2.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "2.1 THE LOANS.

               Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a loan (each, including the Receivables Repurchase Loan, a "Loan", and collectively, the "Loans"), to the Borrowers during the periods listed below (each such period being a "Borrowing Period") in a maximum amount equal to its Applicable Pro Rata Share of the aggregate amount of the Loans set forth below opposite the Borrowing Period for such Loan:

     Borrowing Period                   Aggregate Amount of Loans
     ----------------                   -------------------------
     Closing Date - April 16, 1995            $ 90,000,000

     April 17, 1995 - April 23, 1995          $112,100,000

     April 24, 1995 - April 30, 1995          $117,100,000

     May 1, 1995 - May 31, 1995               $122,100,000

     PROVIDED, that the aggregate principal amount of the Loans by such Lender outstanding at any time during a Borrowing Period to the Borrowers shall not exceed the amount of its Commitment as such Commitment may be reduced pursuant to SECTION 2.9. Each Borrowing under this SECTION 2.1 shall be in an aggregate amount of $5,000,000 or multiples thereof; PROVIDED, that during the last three Borrowing Periods set forth above, a Borrowing shall not be required to be in a multiple of $5,000,000 to the extent the aggregate amount of the Loans listed above are not divisible by $5,000,000. Subject to SECTION 2.9, amounts borrowed hereunder and repaid or prepaid may be reborrowed."

          1.3  Section 2.9 of the Credit Agreement is hereby amended as follows:

               (a)  The following phrase in Section 2.9(a) is hereby deleted:

     ", and (z) so long as, and to the extent that, any "Outstanding Balance" remains on any "Purchased Receivables" under the Citicorp Receivables Purchase Agreement, the Borrowers may retain up to an amount equal to 9.91% [12.1 DIVIDED BY 122.1] of the amount of such Net Cash Proceeds remaining after the Borrower's retention of the amounts described in clauses (x) and (y) above (the "Net Cash Proceeds Retainage Amount")".

               (b)  The following phrase in Section 2.9(b) is hereby deleted:

     "; PROVIDED, HOWEVER, that so long as, and to the extent that, any "Outstanding Balance" remains on any "Purchased Receivables" under the Citicorp Receivables Purchase Agreement, the Borrowers may retain up to the related Net Cash Proceeds Retainage Amount".

               (c)  The following phrase in Section 2.9(e) is hereby deleted:

     "; PROVIDED, HOWEVER, that so long as, and to the extent that, any "Outstanding Balance" remains on any "Purchased Receivables" under the Citicorp Receivables Purchase Agreement, the Borrowers may retain up to the related Net Cash Proceeds Retainage Amount".

               (d)  Section 2.9(f) is hereby deleted in its entirety.

          1.4  Section 8.4(b) is hereby deleted in its entirety.

          1.5 Section 8.10 is hereby amended by adding the following language after the word "lessor":

     "; and (iii) lease payments in connection with new Operating Leases, PROVIDED that the aggregate annual lease payments for such Operating Leases shall not exceed $1,000,000"

          1.6  Section 9.1(r) is hereby deleted in its entirety.

          1.7  Section 12.1 is hereby amended as follows:

               (a) Section 12.1(a) is amended by deleting the amount "$60,000,000" each place it appears and substituting the amount "$72,100,000" therefor.

               (b)  A new Section 12.1(c) is added to read as follows:

               "(c) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, upon the effectiveness of the First Amendment, an Alpha Loan in the original principal amount of $12,100,000 shall be deemed to have been made hereunder by Citibank, N.A. to the Borrowers and such Loan shall be repaid in accordance with the terms, and entitled to all benefits, of this Agreement and the other Loan Documents. Each Borrower, the Administrative Agent, each Co-Agent and each Lender acknowledges and agrees that the Loan deemed made by Citibank, N.A. pursuant to this Section 12.1(c) will not be funded to either Borrower or any other Person but is being deemed made in connection with the repurchase by the Borrowers from Citicorp of certain Purchased Receivables (as defined in the Citicorp Receivables Purchase Agreement)."

          1.8 Section 12.2(a) is hereby amended by deleting the amount "$60,000,000" each place it appears and substituting the amount "$72,100,000" therefor.

          1.9 Schedule A -- Schedule of Lenders is hereby deleted in its entirety and the Schedule of Lenders attached hereto as Schedule A is substituted therefor.

          1.10 Schedule C -- Schedule of Documents is hereby amended by deleting Appendix H thereto and the Appendix H to the Schedule of Documents attached hereto as Appendix H is substituted therefor.

          1.11 Schedule 6.7A -- Schedule of Indebtedness is hereby deleted in its entirety and the Schedule of Indebtedness attached hereto as Schedule 6.7A is substituted therefor.

          1.12 Schedule 8.2 -- Schedule of Permitted Liens is hereby deleted in its entirety and the Schedule of Permitted Liens attached hereto as Schedule 8.2 is substituted therefor.

     2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective only upon satisfaction of each of the following conditions:

               (a) The Administrative Agent shall have received copies of this Amendment that, when taken together, bear the signatures of the Borrowers, the Administrative Agent, the Co-Agents and each of the Lenders.

               (b) The Administrative Agent shall have received a copy of the accompanying Guarantor Consents executed by each of the Guarantors.

               (c) The Administrative Agent shall have received a copy of the Assignment of Purchased Receivables executed by Citicorp and the Borrowers in substantially the form of EXHIBIT A attached hereto.

               (d) The Borrowers shall have delivered to the Administrative Agent for the benefit of Citibank, N.A. a secured promissory note payable to the order of Citibank, N.A. in the amount of $12,700,000 in substantially the form of EXHIBIT B attached hereto.

               (e) Citibank, N.A. shall have delivered to the Administrative Agent for cancellation and delivery to the Borrowers, that certain Secured Promissory Note payable to the order of Citibank, N.A. dated April 11, 1995 in the amount of $600,000.

               (f) Citicorp shall have delivered to the Collateral Agent, for the benefit of the Lenders, a Uniform Commercial Code Financing Statement(s) executed by Citicorp assigning all of Citicorp's rights to the collateral set forth on any Uniform Commercial Code Financing Statement(s) filed by Citicorp in connection with the Citicorp Receivables Purchase Agreement.

               (g) The Administrative Agent shall have received copies of an amendment to the Collateral Agent Agreement in form and substance satisfactory to the Administrative Agent executed by each of the parties thereto.

               (h) The Administrative Agent shall have received agreements from the Existing Lenders consenting to the increase in the maximum amount of the Loans available under the Credit Agreement and waiving any applicable prohibitions to such increase under their respective Existing Agreements.

               (i) The Collateral Agent shall have received, in form and substance satisfactory to the Administrative Agent, a first modification to that certain (i) Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing from MKO as Mortgagor to Collateral Agent as Mortgagee dated as of April 11, 1995; (ii) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing from MKO as Trustor to David S. Jensen as Trustee for the benefit of the Collateral Agent as Beneficiary dated as of April 11, 1995 (805 Park Boulevard property, Boise Idaho); (iii) Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing from MKO as Trustor to David S. Jensen as Trustee for the benefit of the Collateral Agent as Beneficiary dated as of April 11, 1995 (1701 Eastover Drive property, Boise Idaho); and (iv) Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing from MKO as Trustor to P. Michael Pleska and Deborah A. Sink as Trustee for the benefit of the Collateral Agent as Beneficiary, in each case executed by the parties thereto and notarized in recordable form.

               (j) The Collateral Agent shall have received, in form and substance satisfactory to the Administrative Agent, a Second Supplement and Amendment to First Preferred Mortgage executed by the parties thereto and notarized in recordable form.

               (k) The Administrative Agent shall have received the legal opinion of Hawley Troxell Ennis & Hawley addressed to the Administrative Agent and the Co-Agents for the benefit of the Lenders, in form and substance satisfactory to the Agents.

     3.   REFERENCE TO AND EFFECT ON CREDIT AGREEMENT AND RELATED DOCUMENTS.

               (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the Loan Documents to the Credit Agreement shall also mean and be a reference to the Credit Agreement as amended hereby.

               (b) Except as expressly modified under Section 1 of this Amendment, all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference, and the Obligations of the Borrowers under the Credit Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by the Borrowers.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Co-Agents or the Lenders under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

     4. ENTIRE AGREEMENT. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

     5. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) such Borrower has previously advised the Administrative Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

     6.   MISCELLANEOUS.

          6.1 COUNTERPARTS. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any Lender delivering this Amendment by facsimile shall send the original manually executed counterpart of this Amendment to the Administrative Agent promptly after such facsimile transmission.

          6.2 AUTHORITY. Each Person executing this Amendment represents and warrants that he or she is lawfully authorized and empowered to execute this Amendment on behalf of the entity on whose behalf such Person is signing, and that upon execution, this Amendment will be binding upon such entity, without any further approval, ratification, or other action.

          6.3 HEADINGS. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

          6.4 GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

          6.5 CONFLICT OF TERMS. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:               MORRISON KNUDSEN CORPORATION
                         (a Delaware corporation)


                         By  /s/ Douglas L. Brigham
                            ----------------------------------
                         Name:   Douglas L. Brigham
                              --------------------------------
                         Title:  Vice President & Treasurer
                               -------------------------------


                         MORRISON KNUDSEN CORPORATION
                         (an Ohio corporation)


                         By   /s/ Douglas L. Brigham
                              --------------------------------
                         Name:    Douglas L. Brigham
                              --------------------------------
                         Title:   Vice Presidenty & Treasurer
                               -------------------------------

AGENTS AND LENDERS:

                         MELLON BANK, N.A., as Administrative Agent, a Co-Agent and a Lender


                         By     /s/ Alan J. Kopolow
                            ----------------------------------
                         Name:    Alan J. Kopolow
                              --------------------------------
                         Title:   Vice President
                               -------------------------------


                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Co-Agent and a Lender


                         By    /s/ Henry Y. Yu
                            ----------------------------------
                         Name:    Henry Y. Yu
                              --------------------------------
                         Title:   Senior Vice President
                               -------------------------------







[ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

LENDERS:
                              BANK OF AMERICA ILLINOIS


                              By   /s/ Henry Y. Yu
                                 ------------------------------
                              Name:  Henry Y. Yu
                                    ---------------------------
                              Title: Attorney In Fact
                                    ---------------------------


                              BANK OF MONTREAL


                              By   /s/ James R. Easter
                                 ------------------------------
                              Name:  James R. Easter
                                    ---------------------------
                              Title:   Account Manager
                                     --------------------------


                              THE BANK OF NOVA SCOTIA


                              By   /s/  D. N. Gillespie
                                 ------------------------------
                              Name:  D. N. Gillespie
                                    ---------------------------
                              Title:  Assistant General Manager
                                     --------------------------


                              THE BANK OF TOKYO, LTD.,
                               SEATTLE BRANCH


                              By     /s/ Stanley A. Lance
                                  -----------------------------
                              Name:  Stanley A. Lance
                                    ---------------------------
                              Title:   Vice President
                                     --------------------------


                              BANQUE NATIONALE DE PARIS


                              By   /s/ Katherine Wolfe
                                 ------------------------------
                              Name:  Katherine Wolfe
                                    ---------------------------
                              Title:  Vice President
                                     --------------------------


                              By   /s/ Judith A. Dowling
                                  -----------------------------
                              Name:  Judith A. Dowling
                                    ---------------------------
                              Title:   Vice President
                                     --------------------------




           [ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

                              BANQUE PARIBAS


                              By   /s/  John Cate
                                 ------------------------------
                              Name:   John Cate
                                     --------------------------
                              Title:  Group Vice President
                                     --------------------------


                              By    /s/ Alan E. McLintock
                                  -----------------------------
                              Name:   Alan E. McLintock
                                    ---------------------------
                              Title:  Regional General Manager
                                    ---------------------------



                              CIBC INC.


                              By    /s/ David C. Quon
                                  -----------------------------
                              Name:  David C. Quon
                                    ---------------------------
                              Title:  Vice President
                                     --------------------------


                              CITIBANK, N.A.


                              By    /s/  Bradley I. Dietz
                                  -----------------------------
                              Name:  Bradley I. Dietz
                                     --------------------------
                              Title:  Vice President
                                     --------------------------

                              CREDIT LYONNAIS, NEW YORK BRANCH


                              By   /s/ Alan Sidrane
                                  -----------------------------
                              Name:  Alan Sidrane
                                    ---------------------------
                              Title:   Vice President
                                    ---------------------------


                              KEY BANK OF IDAHO


                              By   /s/ Terry L. Pitkin
                                  -----------------------------
                              Name:  Terry L. Pitkin
                                    ---------------------------
                              Title:  Vice President & Manager
                                     --------------------------







           [ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

                              NATIONAL WESTMINSTER BANK PLC


                              By   /s/  Theodore P. Nikolis
                                 ------------------------------
                              Name:    Theodore P. Nikolis
                                   ----------------------------
                              Title:  Vice President
                                    ---------------------------


                              By
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------


                              PNC BANK, N.A.


                              By    /s/ Thomas J. McCaal
                                 ------------------------------
                              Name:
                                   ----------------------------
                              Title:
                                    ---------------------------


                              ROYAL BANK OF CANADA


                              By    /s/ Brian W. Dixon
                                 ------------------------------
                              Name:      Brian W. Dixon
                                   ----------------------------
                              Title:  Senior Manager
                                    ---------------------------


                              SOCIETY NATIONAL BANK


                              By     /s/ Amy J. Piesen
                                 ------------------------------
                              Name:   Amy J. Piesen
                                   ----------------------------
                              Title: Assistant Vice President
                                    ---------------------------


                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK AND CAYMAN
                              ISLANDS BRANCHES


                              By    /s/  Catherine Ruhland
                                 ------------------------------
                              Name: Catherine Ruhland
                                   ----------------------------
                              Title:  Associate
                                    ---------------------------

                              By   /s/  S. Battinelli
                                 ------------------------------
                              Name:   S. Battinelli
                                   ----------------------------
                              Title:   Vice President
                                    ---------------------------


                    [GUARANTOR CONSENTS FOLLOW ON NEXT PAGE]

                               GUARANTOR CONSENTS


          Each of the undersigned, a Guarantor under a Guaranty, hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of its Guaranty and its Guaranty Security Agreement, (ii) acknowledges receipt of a copy of the First Amendment to Credit Agreement dated as of April 25, 1995 (the "Amendment"), and (iii) consents to all of the provisions of the Amendment.


                              National Projects, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Morrison-Knudsen Financial Company, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Morrison-Knudsen Services, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Atascosa Mining Co.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Centennial Engineering, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Assistant Treasurer
                                    ---------------------------


                   [GUARANTOR CONSENTS CONTINUED ON NEXT PAGE]

                              CF Systems Corporation


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Chemical Demilitarization of Anniston Company


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title: Vice President & Treasurer
                                    ---------------------------


                              Joy MK Projects Company


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:Vice President & Assistant Treasurer
                                    ---------------------------


                              MK Capital Company


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              MK-Ferguson Engineering Company


                              By:   /s/ S. G. Hanks
                                 ------------------------------
                              Name:   S. G. Hanks
                                   ----------------------------
                              Title: Assistant Secretary
                                    ---------------------------


                              MK-Ferguson of Idaho Company


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------






                   [GUARANTOR CONSENTS CONTINUED ON NEXT PAGE]

                              MK-Ferguson of Oak Ridge Company


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              MK Infrastructure Corporation


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Assistant Treasurer
                                    ---------------------------


                              MK Train Control, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:Vice President & Treasurer
                                    ---------------------------


                              Morrison Knudsen Investments, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              MK Pacific, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              G.W. Murphy Construction Company, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------







                   [GUARANTOR CONSENTS CONTINUED ON NEXT PAGE]

                              Navasota Mining Company, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Western Aircraft, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Yampa Mining Co.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Morrison-Knudsen Company, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:Vice President & Treasurer
                                    ---------------------------


                              Morrison-Knudsen Engineers, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:Vice President & Treasurer
                                    ---------------------------


                              Morrison-Knudsen International Company, Inc.


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:Vice President & Treasurer
                                    ---------------------------


                   [GUARANTOR CONSENTS CONTINUED ON NEXT PAGE]

                              E.E. Black, Limited


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Black Construction Corporation


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------


                              Black Micro Corporation


                              By:  /s/ Douglas L. Brigham
                                 ------------------------------
                              Name:   Douglas L. Brigham
                                   ----------------------------
                              Title:   Treasurer
                                    ---------------------------

                                   EXHIBITS

[The registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of Exhibits and Schedules hereto.]

                      SECOND AMENDMENT TO CREDIT AGREEMENT


          THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment") dated as of June 1, 1995 is entered into among MORRISON KNUDSEN CORPORATION ("MKD"), a Delaware corporation, and MORRISON KNUDSEN CORPORATION ("MKO"), an Ohio corporation (each a "Borrower," and collectively, the "Borrowers"), the banks and other financial institutions named on SCHEDULE A to the Credit Agreement (as defined below) and whose signatures appear on the signature pages thereto and hereto (each a "Lender," and collectively, the "Lenders"), Mellon Bank, N.A., as Administrative Agent (as defined in the Credit Agreement), and Mellon Bank, N.A. and Bank of America National Trust and Savings Association as Co-Agents (as defined in the Credit Agreement), with reference to the following facts:

                                    RECITALS

     A. Pursuant to the Credit Agreement dated as of April 11, 1995 by and among the Borrowers, the Lenders, the Administrative Agent and the Co-Agents, as amended by the First Amendment (the "Credit Agreement"), the Lenders agreed to make certain financial accommodations to or for the benefit of the Borrowers upon the terms and conditions contained therein. Unless otherwise defined in this Amendment, (i) capitalized terms used herein shall have the meanings attributed to them in the Credit Agreement, and (ii) references to sections and subsections shall refer to sections or subsections of the Credit Agreement.

     B. The Borrowers have requested that certain provisions of the Credit Agreement be amended, among other things, to extend the Termination Date.

     C. The Lenders are willing to provide the requested accommodations to the Borrowers under the terms and conditions set forth in this Amendment and to enter into this Amendment, but only upon the condition, among others, that the Borrowers, the Administrative Agent, the Co-Agents and the Lenders shall have executed and delivered this Amendment to the Administrative Agent.

          NOW, THEREFORE, in consideration of the continued performance by the Borrowers of their promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                 A G R E E M E N T

     1.   AMENDMENT TO CREDIT AGREEMENT.

          1.1  Section 1.1 of the Credit Agreement is hereby amended as follows:

               (a) The definition of Collateral is deleted in its entirety and the following is substituted therefor:

          "'Collateral' means collectively, all real and personal property, fixtures and interests in such property and proceeds thereof presently owned or hereafter created or acquired by the Borrowers or the Guarantors, including the Real Property Collateral, in which a security interest, Mortgage or ship mortgage is granted in favor of the Collateral Agent for the benefit of the Lenders to secure the Obligations."

               (b) A new definition of "Concentration Account" is hereby added in appropriate alphabetical order to read as follows:

          "'Concentration Account' has the meaning assigned to it in Schedule F."

               (c) A new definition of "Deposit Bank" is hereby added in appropriate alphabetical order to read as follows:

          "'Deposit Bank' has the meaning assigned to it in Schedule F."

               (d) The definition of "Guaranty" is amended by deleting the word "Administrative Agent" and substituting the word "Co-Agents" therefor.

               (e) The definition of "Maximum Commitment" is amended by deleting the date "May 31, 1995" and substituting the date "June 14, 1995" therefor.

               (f) A new definition of "Second Amendment" is hereby added in appropriate alphabetical order to read as follows:

          "'Second Amendment' means the Second Amendment to Credit Agreement dated as of June 1, 1995 among MKD, MKO, the Administrative Agent, the Co-Agents and the Lenders."

               (g) The definition of "Termination Date" is amended by deleting the date "May 31, 1995" and substituting the date "July 31, 1995" therefor.

          1.2 Section 2.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "2.1 THE LOANS.

               From time to time until the Business Day preceding the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a loan (each, including the Receivables Repurchase Loan, a "Loan", and collectively, the "Loans"), to the Borrowers during the periods listed below (each such period being a "Borrowing Period") in a maximum amount equal to its Applicable Pro Rata Share of the aggregate amount of the Loans set forth below opposite the Borrowing Period for such Loan:

          BORROWING PERIOD                  AGGREGATE AMOUNT OF LOANS
          ----------------                  -------------------------

          Closing Date - April 16, 1995                      $ 90,000,000

          April 17, 1995 - April 23, 1995                    $112,100,000

          April 24, 1995 - April 30, 1995                    $117,100,000

          May 1, 1995 - June 14, 1995                        $122,100,000

          June 15, 1995 - June 30, 1995                      $ 99,100,000

          July 1, 1995 - July 31, 1995                       $ 90,900,000

     PROVIDED, that the aggregate principal amount of the Loans by such Lender outstanding at any time during a Borrowing Period to the Borrowers shall not exceed the amount of its Commitment as such Commitment may be reduced pursuant to this SECTION 2.1 or SECTION 2.9. Each Borrowing under this
     SECTION 2.1 shall be in an aggregate amount of $5,000,000 or multiple thereof; PROVIDED, that during the last Borrowing Period set forth above, the amount of any Borrowing which would cause the aggregate Loans to equal the maximum aggregate amount of Loans permitted during such Borrowing Period need not equal an integral multiple of $5,000,000. Subject to
     SECTION 2.9, amounts borrowed hereunder and repaid or prepaid may be reborrowed."

          1.3  Section 2.9 of the Credit Agreement is hereby amended as follows:

               (a) Section 2.9(a) is hereby deleted and the following is substituted therefor:

               "(a) Immediately upon receipt by any Borrower or the Administrative Agent of Net Cash Proceeds of (i) any sale of assets (other than sales in the ordinary course of business, sales of equipment which is promptly replaced or sales under SECTION 8.4(a)(ii)), (ii) issuance of capital stock by the Borrowers or (iii) insurance proceeds, the Borrowers shall pay or cause to be paid such Net Cash Proceeds to the Administrative Agent on account of the Obligations for the benefit of Lenders; PROVIDED, HOWEVER, that (x) the Borrowers may retain up to an aggregate amount of $1,000,000 of insurance proceeds to rebuild or replace insured property destroyed or damaged, if such property is capable of being rebuilt or replaced within a reasonable period of time, and no Event of Default exists and is continuing at the time such insurance proceeds are received, unless otherwise set forth in the Security Documents and (y) the Borrowers may retain the Net Cash Proceeds from the sale of the capital stock of MK Gold Company currently held in escrow by the Collateral Agent, and the Collateral Agent shall immediately release such Net Cash Proceeds to the Borrowers upon the effective date of the Second Amendment. Amounts prepaid under this SECTION 2.9(a) may not be reborrowed and each Lender's Commitment shall be reduced in the amount of such Lender's Applicable Pro Rata Share in such mandatory prepayment; PROVIDED, HOWEVER, that to the extent any such prepayments relating to Net Cash Proceeds from the sale of the capital stock or assets of Western Aircraft, Inc. are received, each such Lender's Commitment shall not be reduced and such amounts prepaid may be reborrowed."

               (b)  A new Section 2.9(f) is added to read as follows:

               "(f) If at any time the aggregate principal amount of the Loans of any Lender outstanding at any time exceeds the amount of such Lender's Commitment as such Lender's Commitment may be reduced pursuant to SECTION 2.1 or this SECTION 2.9, the Borrowers shall immediately pay to the Administrative Agent for the benefit of such Lender, the amount necessary to reduce the aggregate principal amount of such Loans to the amount of such Lender's Commitment."

          1.4 Section 2.11 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "2.11     GENERAL PROVISIONS AS TO PAYMENTS.  The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees and of all other Obligations (other than Obligations payable under the Cash Management System) hereunder, not later than 12:00 Noon (Pittsburgh, Pennsylvania time) on the date when due, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Administrative Agent at its address referred to in the Schedule for Notices. Subject to the provisions of SECTION 2.10, the Administrative Agent will promptly distribute to each Lender its Applicable Pro Rata Share (if any) of each such payment received by the Administrative Agent for the account of the Lenders. The Borrowers agree to pay to the Administrative Agent, upon demand, the amount of any payment received by the Administrative Agent pursuant to the terms of the Cash Management System that is subsequently returned to any bank that has transferred funds to the Concentration Account in accordance with the Cash Management System, because such bank transferred funds in advance of final collection and such funds are not finally collected. If such payment has already been applied in accordance with SECTION 2.10 and is not paid by the Borrowers within one (1) Business Day after the Administrative Agent's demand therefor, then each Lender shall pay to the Administrative Agent its Applicable Pro Rata Share of such returned payment. Upon receipt by Administrative Agent of any such payment from the Borrowers, or from the Lenders in the event the Borrowers fail to make such payment after Administrative Agent's demand, Administrative Agent shall pay such funds to Bank of America Illinois, Bank of America N.T. & S.A. or Key Bank of Idaho, as appropriate, in such bank's capacity as a Deposit Bank in order to pay the bank that transferred funds that were not finally collected and the Loans shall be reinstated to the extent the Administrative Agent makes such payment. Whenever any payment of principal of, or interest on, the Loans or of fees with respect to the Loans or of any other Obligations shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time."

          1.5 Section 5.2(f) of the Credit Agreement is hereby amended by deleting clause (v) in its entirety and substituting the following therefor:

          "(v) the documents delivered to the Administrative Agent by each Borrower and each of the Guarantors are true and correct as of the date of such requested Loan;"

          1.6  A new Section 6.30 is added to read as follows:

               "6.30 MK RAIL LOCK BOX. Lock Box number 98485 maintained at Bank of America Illinois is used solely for collections related to MK Rail and not collections related to any Borrower or any Guarantor. No Borrower or Guarantor has instructed any account debtor or other Person owing any monies to such Borrower or such Guarantor to make any payments to Lock Box number 98485."

          1.7  A new Section 7.1(s) is added to read as follows:

          "(s) No later than July 15, 1995, a three-year operating plan detailing projected operations for each of the Borrowers' operating divisions in a form acceptable to the Majority Lenders. Without limiting the generality of the foregoing, such projections shall provide a description of the Borrowers' intentions regarding the Borrowers' Transit Division and the economic and other consequences of those intentions in such detail as the Co-Agents may request."

          1.8  A new Section 7.1(t) is added to read as follows:

          "(t) No later than July 15, 1995, the certificate required in Section 12(a) of the Cash Management System executed by the chief financial officer of the Borrower."

          1.9  A new Section 7.1(u) is added to read as follows:

          "(u) No later than July 31, 1995, the certificate required in Section 12(b) of the Cash Management System executed by the chief financial officer of the Borrower."

          1.10 A new Section 8.14 is added to read as follows:

          "8.14 INTERCOMPANY OBLIGATIONS. Adjust, settle or compromise, any amounts receivable from any Subsidiary or Affiliate including, but not limited to, accounts receivable, notes receivable, or any other intercompany account reflected on the books of the Borrowers; PROVIDED, that the Borrowers may adjust, settle or compromise any amounts receivable from any Subsidiary or Affiliate if the aggregate amount of such adjustments, settlements, or compromises does not exceed $500,000."

          1.11 A new Section 8.15 is added to read as follows:

          "8.15 MK RAIL LOCK BOX. Instruct any account debtor or other Person owing monies to any Borrower, and shall cause each Guarantor not to instruct any account debtor or other Person owing monies to such Guarantor, to make any payments owed to Borrowers or any Guarantor to Lock Box number 98485 at Bank of America Illinois."

          1.12 A new Section 9.1(t) is added to read as follows:

          "(t) Negative cash flow relating to the Borrowers' Transit Division exceeds the negative cash flow set forth in the Budget by $3,000,000 on a cumulative weekly basis, which negative cash flow shall first be measured on June 16, 1995 for the period commencing on June 2, 1995."

          1.13 Exhibit D -- Budget is hereby amended in its entirety and the Budget attached hereto as Exhibit D is substituted therefor.

          1.14 Schedule A -- Schedule of Lenders is hereby amended in its entirety and the Schedule of Lenders attached hereto as Schedule A is substituted therefor.

          1.15 Schedule F -- Cash Management System is hereby amended in its entirety and the Cash Management System attached hereto as Schedule F is substituted therefor.

          1.16 Schedule 6.7B -- Contingent Obligations is hereby deleted in its entirety and the Schedule of Contingent Obligations attached hereto as Schedule 6.7B is substituted therefor.

     2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective only upon satisfaction of each of the following conditions:

               (a) SECOND AMENDMENT. The Administrative Agent shall have received copies of this Amendment that, when taken together, bear the signatures of the Borrowers, the Administrative Agent, the Co-Agents and each of the Lenders.

               (b) GUARANTOR CONSENTS. The Administrative Agent shall have received a copy of the accompanying Guarantor Consents executed by each of the Guarantors.

               (c) PREFERRED SHIP MORTGAGE. The Collateral Agent shall have received, in form and substance satisfactory to the Administrative Agent, a Third Supplement and Amendment to First Preferred Mortgage executed by the parties thereto and notarized in recordable form.

               (d) STANDSTILL AGREEMENT. The Administrative Agent shall have received copies of the Third Amendment to the Standstill Agreement in substantially the form attached hereto as Exhibit A.

               (e) WAIVER AGREEMENTS. The Administrative Agent shall have received waiver agreements executed by the Existing Lenders and the Borrowers in substantially the form attached hereto as Exhibit B.

               (f) FINANCING STATEMENT AMENDMENTS. The Collateral Agent shall have received UCC financing statement amendments in form and substance satisfactory to the Administrative Agent for those jurisdictions listed in Appendix D to the Schedule of Documents.

               (g) EXPENSES. The Borrowers shall have paid all the fees and expenses of the Steering Committee Lenders and their Professionals set forth in that certain side letter to be dated June 8, 1995.

               (h) EXTENSION FEE. The Borrowers shall have paid the Administrative Agent, for the benefit of the Lenders in accordance with their respective Applicable Pro Rata Shares, an extension fee of $250,000.

               (i) LANDLORD WAIVERS AND CONSENTS. Administrative Agent shall have received an original, executed and notarized Landlord Waiver and Consent for each of the properties listed on Schedule 1 hereto, in form and substance satisfactory to the Agents.

               (j) MEMORANDA OF LEASE. Administrative Agent shall have received an original, executed and notarized Memorandum of Lease for each of the properties listed on Schedule 2 hereto.

               (k) LEASEHOLD MORTGAGES/DEEDS OF TRUST. Administrative Agent shall have received an original, executed and notarized Leasehold Deed of Trust or Leasehold Mortgage for each of the properties listed on Schedule 3 hereto.

               (l) CERTIFICATES OF TITLE. Administrative Agent shall have received all original certificates of title of the certificated vehicles listed on Schedule 3.23 to the Schedule of Documents.

               (m) PHASE I SITE ASSESSMENTS. Administrative Agent shall have received Phase I Site Assessments for each of the following properties:

                    (i)  4925 State Road, Cleveland Ohio; and

                    (ii) The Harmon Facilities located in the municipality of
                         Dededo, Guam.

               (n) MAI APPRAISALS. Administrative Agent shall have received MAI appraisals for the each of the following properties:

                    (i)  4925 State Road, Cleveland Ohio;

                    (ii) 1701 Eastover Drive, Boise, Idaho; and

                    (iii) The Harmon Facilities located in the municipality of
                          Dededo, Guam.

               (o) TAX STATUS CERTIFICATES. Administrative Agent shall have received tax status certificates, as of a recent date, showing (i) MKO to be in good standing with the respective tax authorities listed in Schedule 4 hereto, and (ii) the respective Guarantors listed in Schedule 5 hereto to be in good standing with the respective tax authorities that are referenced alongside each Guarantor's name.

               (p) FOREIGN COUNSEL LEGAL OPINIONS. Administrative Agent shall have received a legal opinion from Borrowers' (i) German counsel stating that the Collateral Agent has a valid perfected lien in MKO's interest in Morrison Knudsen Deutschland GmbH, a German corporation, (ii) Dutch counsel that Collateral Agent has a valid perfected lien in MKO's interest in MK-River Constructie Maatschappij, B.V., a Dutch corporation, and Morrison Knudsen B.V., a Dutch corporation, or that either of such corporations have been liquidated, and (iii) Poland counsel stating that Collateral Agent has a valid perfected security interest in MKO's interest in American Bank in Poland.

               (q) SHIP MORTGAGE INSURANCE. Administrative Agent shall have received a written opinion from the insurance broker that issued the Ship Mortgage insurance policy or policies that the policy or policies meet the insurance requirements set forth in the Ship Mortgage.

               (r) LEGAL OPINION. The Administrative Agent shall have received the legal opinion of Hawley Troxell Ennis & Hawley addressed to the Agents for the benefit of the Lenders, in form and substance satisfactory to the Agents.

               (s) EXTENSION OF METRA LETTER OF CREDIT. The Borrowers shall have requested the banks under that certain Standby Letter of Credit and Reimbursement Agreement dated as of August 4, 1992 among MKO and Bank of America N.T. & S.A. as agent and the other banks parties thereto to have extended the expiry date of the letter of credit issued in connection therewith.

               (t) TAX REFUND. The Borrowers shall have paid the $23,000,000 federal net operating loss carryback tax refund to the Administrative Agent.

     3.   REFERENCE TO AND EFFECT ON CREDIT AGREEMENT AND RELATED
          DOCUMENTS.
          ----------------------------------------------------------------------


               (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the Loan Documents to the Credit Agreement shall also mean and be a reference to the Credit Agreement as amended hereby.

               (b) Except as expressly modified under Section 1 of this Amendment, all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference, and the Obligations of the Borrowers under the Credit Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by the Borrowers.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Co-Agents or the Lenders under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

     4. ENTIRE AGREEMENT. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Loan Documents shall remain in full force and effect.

     5. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) such Borrower has previously advised the Administrative Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

     6.   MISCELLANEOUS.

          6.1 COUNTERPARTS. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any Lender delivering this Amendment by facsimile shall send the original manually executed counterpart of this Amendment to the Administrative Agent promptly after such facsimile transmission.

          6.2 AUTHORITY. Each Person executing this Amendment represents and warrants that he or she is lawfully authorized and empowered to execute this Amendment on behalf of the entity on whose behalf such Person is signing, and that upon execution, this Amendment will be binding upon such entity, without any further approval, ratification or other action.

          6.3 HEADINGS. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

          6.4 GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

          6.5 CONFLICT OF TERMS. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:                         MORRISON KNUDSEN CORPORATION
                                   (a Delaware corporation)

                                   By /s/ Douglas L. Brigham
                                      ----------------------------------
                                   Name: Douglas L. Brigham
                                        --------------------------------
                                   Title: Vice President and Treasurer
                                         -------------------------------

                                   MORRISON KNUDSEN CORPORATION
                                   (an Ohio corporation)

                                   By /s/ Douglas L. Brigham
                                      ----------------------------------
                                   Name: Douglas L. Brigham
                                        --------------------------------
                                   Title: Vice President and Treasurer
                                         -------------------------------


AGENTS AND LENDERS:

                                   MELLON BANK, N.A., as Administrative Agent, a Co-Agent and a Lender

                                   By /s/ Alan J. Kopolow
                                      ----------------------------------
                                   Name: Alan J. Kopolow
                                        --------------------------------
                                   Title: Vice President
                                         -------------------------------

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION, as a Co-Agent and a Lender

                                   By  /s/ Henry Y. Yu
                                      ----------------------------------
                                   Name: Henry Y. Yu
                                        --------------------------------
                                   Title: Senior Vice President
                                         -------------------------------




           [ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

LENDERS:

Bank of America Illinois                     CIBC Inc.


By:/s/ Henry Y. Yu                           By: /s/ Robert N. Greer
   -------------------------                    -------------------------
Name: Henry Y. Yu                            Name: Robert N. Greer
     -----------------------                      -----------------------
Title: Attorney In Fact                      Title: Vice President
      ----------------------                       ----------------------

Bank of Montreal                             Citibank, N.A.

By: /s/ James R. Easter                      By: /s/ Bradley I. Dietz
   -------------------------                    -------------------------
Name: James R. Easter                        Name: Bradley I. Dietz
     -----------------------                      -----------------------
Title:                                       Title:
      ----------------------                       ----------------------


The Bank of Nova Scotia                      Credit Lyonnais, New York Branch

By: /s/ D.N. Gillespie                       By: /s/ Alan Sidrane
   -------------------------                    -------------------------
Name: D.N. Gillespie                         Name: Alan Sidrane
     -----------------------                      -----------------------
Title: Assistant General Manager             Title: Vice President
      ----------------------                       ----------------------



The Bank of Tokyo, Ltd.,                     Key Bank of Idaho
Seattle Branch
By: /s/ Stanley A. Lanee                     By: /s/ Terry L. Pitkin
   -------------------------                    -------------------------
Name: Stanley A. Lanee                       Name: Terry L. Pitkin
     -----------------------                      -----------------------
Title: Vice President                        Title: Vice President
      ----------------------                       ----------------------


Banque Nationale de Paris                    National Westminster Bank PLC

By: /s/ Katherine Wolfe                      By: /s/ Theodore P. Nikolis
   -------------------------                    -------------------------
Name: Katherine Wolfe                        Name: Theodore P. Nikolis
     -----------------------                      -----------------------
Title: Vice President                        Title: Vice President & Counsel
      ----------------------                       ----------------------

By /s/ William J. LaHerran                   PNC Bank, N.A.
  --------------------------
Name: William J. LaHerran                    By: /s/ Thomas J. McCool
     -----------------------                    -------------------------
Title: Assistant Vice President              Name Thomas J. McCool
      ----------------------                     ------------------------
                                             Title: Senior Vice President
Banque Paribas                                     ----------------------

By:/s/ Steve Y. Li                            Royal Bank of Canada
   --------------------------
Name: Steve Y. Li
     ------------------------                 By: /s/ Brian W. Dixon
Title: Assistant Vice President                  ------------------------
      -----------------------                 Name: Brian W. Dixon
                                                   ----------------------
By: /s/ J. Cate                               Title: Senior Manager
   -------------------------                       ----------------------
Name: J. Cate
     -----------------------
Title: General Vice President
      ----------------------


           [ADDITIONAL SIGNATURES FOR LENDERS CONTINUED ON NEXT PAGE]

Society National Bank


By: /s/ Nancy Terrill
   -------------------------
Name: Nancy Terrill
     -----------------------
Title: Vice President
      ----------------------

Westdeutsche Landesbank
Girozentrale, New York and Cayman
Islands Branches


By: /s/ S. Battinelli
   -------------------------
Name: S. Battinelli
     -----------------------
Title: Vice President
      ----------------------

By: /s/ C. Ruhland
   -------------------------
Name: C. Ruhland
     -----------------------
Title: Associate
      ----------------------

                    [GUARANTOR CONSENTS FOLLOW ON NEXT PAGE]

                               GUARANTOR CONSENTS

          Each of the undersigned, a Guarantor under a Guaranty, hereby (i) ratifies and reaffirms, as of the date hereof, all of the provisions of its Guaranty and its Guaranty Security Agreement, (ii) acknowledges receipt of a copy of the Second Amendment to Credit Agreement dated as of June 1, 1995 (the "Amendment"), and (iii) consents to all of the provisions of the Amendment.

National Projects, Inc.                      Chemical Demilitarization of
                                             Anniston Company

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Vice President & Treasurer
      ----------------------                       ----------------------


Morrison-Knudsen Services, Inc.              Joy MK Projects Company


By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: V P & Assistant Treasurer
      ----------------------                       ----------------------

Morrison-Knudsen Financial                   MK Capital Company
Company, Inc.

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Treasurer
      ----------------------                       ----------------------

Atascosa Mining Co.                          MK-Ferguson Engineering Company

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Assistant Treasurer
      ----------------------                       ----------------------

Centennial Engineering, Inc.                 MK-Ferguson of Idaho Company

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Treasurer
      ----------------------                       ----------------------


CF Systems Corporation                       MK-Ferguson of Oak Ridge Company

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Treasurer
      ----------------------                       ----------------------



                   [GUARANTOR CONTENTS CONTINUED ON NEXT PAGE]

MK Infrastructure Corporation                Black Micro Corporation

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Assistant Treasurer                   Title: Treasurer
      ----------------------                       ----------------------


MK Train Control, Inc.                       Navasota Mining Company, Inc.

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Vice President & Treasurer            Title: Treasurer
      ----------------------                       ----------------------

Morrison Knudsen Investments, Inc.           Western Aircraft, Inc.

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Treasurer
      ----------------------                       ----------------------


MK Pacific, Inc.                             Yampa Mining Co.

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Treasurer
      ----------------------                       ----------------------


G.W. Murphy Construction Company, Inc.       Morrison-Knudsen Company, Inc.

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Vice President & Treasurer
      ----------------------                       ----------------------


E.E. Black, Limited                          Morrison-Knudsen Engineers, Inc.

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Vice President & Treasurer
      ----------------------                       ----------------------


Black Construction Corporation               Morrison-Knudsen International
                                             Company, Inc.

By: /s/ Douglas L. Brigham                   By: /s/ Douglas L. Brigham
   -------------------------                   --------------------------
Name: Douglas L. Brigham                     Name: Douglas L. Brigham
     -----------------------                      -----------------------
Title: Treasurer                             Title: Vice President & Treasurer
      ----------------------                       ----------------------

                                    EXHIBITS


[The registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of Exhibits and Schedules hereto.]